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                                                                   EXHIBIT 10.13

                               725 CONCORD AVENUE
                            CAMBRIDGE, MASSACHUSETTS
                    THIRD AMENDMENT AND RESTATEMENT OF LEASE
                                  dated as of
                                 June 28, 2000



This Third Amendment and Restatement of Lease is intended to amend and replace in its entirety those certain Leases by and between Landlord and Tenant for the Premises, as hereinafter defined, dated as of February 1, 1999, the Amendment and Restatement of Lease dated as of October 31, 1999 and the Second Amendment and Restatement of Lease dated as of March 1, 2000.

ARTICLE I

1.1     Reference Data

Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Article:

LANDLORD:                           Koll Bren Fund V, L.P.

LANDLORD'S ORIGINAL ADDRESS:        c/o Koll Bren Fund V, L.P.
                                    125 Summer Street
                                    Boston, M 02110

LANDLORD'S CONSTRUCTION
REPRESENTATIVE:                     CB Richard Ellis
                                    Whittier Partners

TENANT:                             eRoom Technology, Inc., f/k/a
                                    Instinctive Technology, Inc.

TENANT'S ORIGINAL ADDRESS:          725 Concord Avenue
                                    Cambridge, MA 02138

TENANT'S CONSTRUCTION
REPRESENTATIVE:                     N/A

TENANT'S FINAL PLANS DATE:          N/A

TERM COMMENCEMENT DATE:             April 1, 1999, November 1, 1999 and March 1,
                                    2000 with respect to the Original Premises
                                    and July 1, 2000 with respect to Space A of
                                    the New Premises and September 1, 2000
                                    with respect to
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                                     - 2 -

                                    Space B of the New Premises, all as
                                    hereinafter defined.

RENT COMMENCEMENT DATE:             May 1, 1999, November 1, 1999 and March 1,
                                    2000 with respect to the Original Premises and July 1, 2000 with respect to Space A of the New Premises and September 1, 2000 with respect to Space B of the New Premises

TENANT'S SPACE:                     10,514 Rentable Square Feet on the Sixth
                                    (6th) Floor of the Building (the "Original
                                    Sixth Floor Premises"), 11,304 Rentable
                                    Square Feet on the Fifth (5th) Floor of the
                                    Building (the "Original Fifth Floor
                                    Premises") and 1,585 Rentable Square Feet on the Second (2nd Floor of the Building (the
                                    "Original Second Floor Premises") (the
                                    Original Sixth Floor Premises, the Original
                                    Fifth Floor Premises and the Original Second
                                    Floor Premises are collectively referred to as the "Original Premises"), and 10,308
                                    Rentable Square Feet on the Second Floor of the Building ("the New Space A Premises") and 5,609 Rentable Square Feet on the First
                                    Floor of the Building ("the New Space B
                                    Premises") (the New Space A and Space B
                                    Premises are collectively referred to as the "New Premises") all as further described at
                                    Section 2.1 of this Lease and as shown on Exhibit D attached hereto.

RIGHT OF FIRST OFFER:               Landlord shall provide Tenant with an
                                    ongoing Right of First Offer on all
                                    unencumbered space which becomes available in the Building, as more specifically described at Section 2.11 of this Lease.

OPTION TO EXPAND PREMISES:          In addition to the Right of First Offer,
                                    Tenant shall have three specific options to expand the Premises as more specifically, described at Section 2.12 of this Lease.

TERM: Commencing on the respective Term Commencement Dates set forth above, and continuing until June 30, 2005 unless sooner terminated or otherwise extended as provided herein.

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                                     - 3 -

OPTION TO EXTEND:                   Landlord shall provide Tenant with one (1)
                                    option to extend the Term of this Lease for five (5) years at a then to be determined fair market rent as more specifically described at Section 2.10 of this Lease.

ANNUAL FIXED RENT:                  As indicated below with additional detail as
                                    set forth in the Rent Schedule attached as Exhibit F:

                                                                  MONTHLY RENT
                                                                  ------------
                                    04/01/99 - 10/31/99           $ 22,342.25
                                    11/01/99 - 02/29/00             50,602.25
                                    03/01/00 - 03/31/00             54,961.00
                                    04/01/00 - 06/30/00             55,399.08
                                    07/01/00 - 08/31/00             85,464.08
                                    09/01/00 - 10/31/00            101,823.67
                                    11/01/00 - 03/31/01            102,294.67
                                    04/01/01 - 10/31/01            104,047.00
                                    11/01/01 - 03/31/02            104,518.00
                                    04/01/02 - 10/31/02            107,146.50
                                    11/01/02 - 10/31/03            107,617.50
                                    11/01/03 - 03/31/04            108,088.50
                                    04/01/04 - 10/31/04            108,964.67
                                    11/01/04 - 06/30/05            114,683.33


SECURITY DEPOSIT:                   $672,486.51, subject to the provisions of
                                    Section 2.13

ANNUAL ELECTRICITY CHARGE:          See Section 2.8

TENANT'S TAX BASE:                  Fiscal Year 2001.

TENANT'S OPERATING EXPENSE
BASE:                               Calendar Year 2000.

RENTABLE FLOOR AREA OF THE
BUILDING:                           84,600 Rentable Square Feet

PERMITTED USES:                     Office Purposes

PUBLIC LIABILITY INSURANCE:         $3,000,000 combined single limit per
                                    occurrence $4,000,000 annual aggregate if
                                    aggregate is location specific, otherwise
                                    $10,000.000 annual aggregate.
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1.2      Exhibits.  There are incorporated as a part of this Lease:

         EXHIBIT A - Description of Lot
         EXHIBIT B - Leasehold Improvement Plan Requirements
         EXHIBIT C - Landlord's Services
         EXHIBIT D - Floor Plan
         EXHIBIT E - Required Tenant Work General Conditions
         EXHIBIT F - Rent Schedule

1.3      Tables of Articles and Sections

         ARTICLE I - Reference Data
         1.1      Subjects Referred To
         1.2      Exhibits
         1.3      Table of Articles and Sections

         ARTICLE II - Premises, Term and Rent
         2.1      The Premises
         2.2      Rights to Use Common Facilities
         2.3      Landlord's Reservations
         2.4      Commencement of Term
         2.5      Monthly Fixed Rent Payments
         2.6      Adjustment for Operating Expenses
         2.7      Adjustment for Real Estate Taxes
         2.8      Electricity Charges
         2.9      Due Date of Additional Payments; No Offsets
         2.10     Option to Extend Term
         2.11     Right of First Offer
         2.12     Option to Expand Premises
         2.13     Security Deposit

         ARTICLE III - Alterations and Construction
         3.1      Alterations and Additions by Tenant
         3.2      Real Estate Taxes on Leasehold Improvements
         3.3      Landlord's Right to Make Alterations
         3.4      Alteration Allowance

         ARTICLE IV - Landlord's Covenants; Interruptions and Delays
         4.1      Services Furnished by Landlord
         4.2      Additional Services Available to Tenant
         4.3      Additional Air Conditioning Equipment
         4.4      Roof, Exterior Wall, Floor Slab and Common Facility Repair
         4.5      Monument Sign, Door Signs and Directory
         4.6      Quiet Enjoyment
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         ARTICLE V - Tenant's Covenants
         5.1      Payments
         5.2      Repair and Yield Up
         5.3      Use
         5.4      Obstructions, Items Visible from Exterior-, Rules and
                     Regulations
         5.5      Safety Appliances
         5.6      Assignment; Sublease
         5.7      Indemnity; Insurance
         5.8      Personal Property at Tenant's Risk
         5.9      Right of Entry
         5.10     Floor Load; Prevention of Vibration and Noise
         5.11     Personal Property Taxes
         5.12     Payment of Litigation Expenses
         5.13     Compliance with Insurance Regulations
         5.14     Subject to Applicable Law
         5.15     Fines and Penalties

         ARTICLE VI - Casualty and Taking
         6.1      Termination or Restoration; Rent Adjustment
         6.2      Eminent Domain Damages Reserved
         6.3      Temporary Taking

         ARTICLE VII - Default
         7.1      Events of Default
         7.2      Damages

         ARTICLE VIII - Miscellaneous
         8.1      Computation of Rentable Floor Areas
         8.2      Notice of Lease; Consent of Approval; Notices; Bind and Inure
         8.3      Landlord's Failure to Enforce
         8.4      Acceptance of Partial Payments of Rent; Delivery of Keys
         8.5      Cumulative Remedies
         8.6      Partial Invalidity
         8.7      Self-Help
         8.8      Tenant's Estoppel Certificate
         8.9      Waiver of Subrogation
         8.10     All Agreements Contained
         8.11     Brokerage
         8.12     Submission Not an Option
         8.13     Applicable Law
         8.14     Intentionally Deleted
         8.15     Holdover
         8.16     Arbitration
         8.17     Inability to Perform
         8.18     Exculpatory Clause

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         8.19     Parties Bound - Seisin of Title
         8.20     Termination of Circle.com Lease

         ARTICLE IX - Rights of Parties Holding Prior Interests
         9.1      Lease Subordinate
         9.2      Rights of Holder of Mortgage to Notice of Defaults by
                     Landlords and to Cure Same.

                                   ARTICLE II

                             PREMISES, TERM AND RENT

2.1      The Premises

Tenant is currently the occupant of approximately 10,514 rentable square feet located on the sixth (6th) floor of the Building, 11,304 rentable square feet located on the fifth (5th) floor of the Building and approximately 1,585 rentable square feet located on the second (2nd) floor of the Building (collectively, the "Original Premises"), pursuant to a lease dated as of February 1, 1999, an Amendment and Restatement of Lease dated as of October 31, 1999 and a Second Amendment and Restatement of Lease dated as of March 1, 2000 (collectively referred to as the "Existing Lease"). Tenant hereby leases additional space totaling approximately 10,308 rentable square feet located on the second (2nd) floor of the Building (the "New Space A Premises") and approximately 5,609 rentable square feet located on the first (1st) floor of the Building ("the New Space B Premises") (Space A and Space B of the New Premises are collectively referred to as the "New Premises") on the terms and conditions set forth herein. The New Premises will be delivered in broom clean condition and otherwise in good repair. The Original Premises and the New Premises are collectively referred to as the "Premises".

Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises. The demise of the Premises does not include faces of exterior walls, the common stairways and stairwells, elevators and elevator shafts, fan rooms, electric and telephone closets, janitor closets, freight elevator vestibules, and pipe, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building, and common corridors, elevator lobbies and toilets located on any floor. Tenant's Space with such exclusions is hereinafter referred to as the "Premises". The term "Building" means the building in which the Premises are located, and the term "Lot" means all, and also any part of, the land described in Exhibit A in whole or in part and subject to minor adjustments of the lot boundaries. "Property" means the Building and Lot and other improvements on the Lot including, without limitation, other buildings on the Lot.

2.2      Rights to Use Common Facilities

Tenant shall have, as appurtenant to the Premises, rights to use in common, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice: (a) the common lobbies, corridors, stairways, elevators and loading platform of the Building, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) common walkways and driveways

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necessary for access to the Building, (c) the common toilets, corridors and elevator lobbies of any floor in the Building, and (d) the common parking facilities adjacent to the Building (Tenant hereby acknowledging that (i) parking is available on a first-come, first-served basis only, (ii) Tenant, its employees, agents, contractors and invitees shall not be entitled to use at any time in excess of 2.5 parking spaces per 1,000 square feet of Rentable Square Feet of the Premises, (iii) Landlord shall have the right upon prior written notice to Tenant to designate exclusive and/or reserved parking areas, and (iv) Landlord shall have the right upon at least thirty (30) days prior written notice to Tenant to institute measures reasonably necessary to enforce the foregoing); and no other appurtenant rights or easements.

2.3      Landlord's Reservations

Landlord reserves the right from time to time, without unreasonable interference with Tenant's use and upon prior notice (except in event of emergency in which event no notice is required): (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. Installations, replacements and reallocations referred to in clause (a) above shall be located so far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises.

2.4      Commencement of Term

Tenant shall have and hold the Premises for a period commencing on the Term Commencement Date as set forth in Article I ("Term Commencement Date").

If Landlord shall be unable to give possession of the Premises on the Term Commencement Date because the Premises are not completed and ready for occupancy, or due to the holding over or retention of possession of any tenant or occupant, or if repairs, improvements or decorations of the Premises or of the Building are not completed, or for any other reason, Landlord shall not be subject to any liability for failure to give possession on said date, nor shall such failure affect the continuing validity of this Lease.

2.5      Monthly Fixed Rent Payments

Tenant shall pay, without notice or demand, monthly installments of 1/12 of the Annual Fixed Rent in advance on the first day of each month for each full calendar month of the Term, commencing the Rent Commencement Dates as set forth in Article 1, and the corresponding fraction of said amounts for any fraction of a calendar month at the beginning or end of the Term. Notwithstanding the provisions hereof, Tenant shall pay the first monthly installment of Annual Fixed Rent on the execution of this Lease.

Rental and any other sums due hereunder not paid by the tenth day after the date due shall bear interest for each month or fraction thereof from the due date until paid computed at the annual rate of two (2) percentage points over the so-called prime rate as published in The Wall Street Journal, or at any applicable lesser maximum legally permissible rate for debts of this nature.

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                                     - 8 -

In addition, should Tenant fail to pay when due rental and any other sums due hereunder, Tenant acknowledges that Landlord will incur additional administrative expenses which are difficult to determine. Therefore, in such event, Landlord may assess against Tenant, from and after the tenth (10th) day following the date an which any sum shall be due and payable, a late payment fee equal to five (5%) of the sum due from Tenant to Landlord.

2.6      Adjustment for Operating Expenses

A.       Terms used herein are defined as follows:

(a) "Operating Year" shall mean any 12 month period elected by Landlord for operating purposes. Landlord's current Operating Year commences on January 1, of each year. If Landlord should elect to change said Operating Year, Landlord shall notify Tenant thereof, and all calculations required to be made at the end of a Operating Year shall be made and proportioned accordingly. Landlord shall not change Tenant's Operating Base Year without Tenants' prior consent.

(b) "Operating Expenses for the Property" means the cost of operation of the Property which shall exclude costs of special services rendered to tenants (including Tenant) for which a separate charge is made, items of expense referred to in Sections 2.7 and 2.8 hereof, any services paid for directly by a tenant, and interest and amortization on mortgages on the Property or leasehold interests therein, if any, but shall include, without limitation, the following:
Premiums for insurance carried with respect to the Property (including insurance against loss in case of fire or casualty, monthly installments of Annual Fixed Rent and any additional rent which may be due under this Lease and other leases of space in the Building and, if there be any first mortgage of the Property, including such insurance as may be required by the holder of such first mortgage); compensation and all fringe benefits, Worker's Compensation Insurance premiums and payroll taxes paid to, for or with respect to all persons engaged in the operating, repairing, maintaining, or cleaning of the Building or Lot; steam, water, sewer, gas, oil and telephone charges; electricity provided to the Building; cost of building and cleaning supplies and equipment; related equipment, facilities and appurtenances, elevators, cooling and heating equipment, provided, however, that with respect to the replacement of any capital items or the making of any capital expenditures (collectively called "capital expenditures") the total amount of which is not properly includable in Operating Expenses for the Operating Year in which they were made, there shall be included in Operating Expenses for each Operating Year in which and after such capital expenditure is made the annual charge-off of such capital expenditure. The annual charge-off shall be determined by (i) dividing the original cost of the capital expenditure by the number of years of useful life thereof. The useful life shall be reasonably determined by Landlord; and (ii) adding to such quotient an interest factor computed on the unamortized balance of such capital expenditure at an annual rate of either one percentage point over the AA Bond rate (Standard & Poor's corporate composite or, if unavailable, its equivalent] as reported in the financial press at the time the capital expenditure is made or, if the capital item is acquired through third-party financing, then the actual [including fluctuating] rate paid by Landlord in financing the acquisition of such capital item. Provided, further, that if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Operating Expenses for the Property, including, without limitation, energy-related

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                                     - 9 -

costs, and that such annual projected savings will exceed the annual charge-off of capital expenditure computed as aforesaid, then and in such events, the annual charge-off shall be determined by dividing the amount of such capital expenditure by the number of years over which the projected amount of such savings shall fully amortize the cost of such capital item or the amount of such capital expenditure; and by adding the interest factor, as aforesaid; cost of maintenance, cleaning and repairs, cost of snow removal and care of landscaping; payments under service contracts with independent contractors or subsidiaries or affiliates of Landlord; management fees; and all other expenses paid in connection with the operation, repair, cleaning and maintenance of the Building, Lot and Property.

(c) If during all or part of any Operating Year, Landlord is providing any service or furnishing any item to less than 100% of the Rentable Floor Area of the Property (the cost of which service or item would otherwise constitute a part of Tenant's Base Operating Expenses for the Property) on account of (a) any rentable portion of the Property not being occupied or leased, (b) such item not being required or desired by a tenant, (c) any tenant itself obtaining or providing such item, or (d) any other reason, whether similar or dissimilar to the foregoing; then, Base Operating Expenses for the Property shall be deemed to be increased by an amount equal to the additional costs and expenses which would reasonably have been incurred during such period by Landlord if it had performed or furnished such item to 100% of the Property.

(d) "Operating Expenses Allocable to the Premises", as may be adjusted pursuant to Subparagraph (c) hereof, shall mean the same proportion of the Operating Expenses for the Property which are allocable to the Building, as hereinafter defined, as the Rentable Floor Area of Tenant's Space bears to the Rentable Floor Area of the Building. The Operating Expenses for the Property which are allocable to the Building shall be (i) those Operating Expenses attributable solely to the Building, plus (ii) the same proportion of those Operating Expenses attributable to the portions of the Property other than the buildings thereon as the Rentable Floor Area of the Building bears to the Rentable Floor Area of the Property, all as same may be determined and equitably adjusted by Landlord.

(e) The "Statement" shall mean a statement rendered to Tenant by Landlord within 90 days or as soon thereafter as reasonably possible after the end of each Operating Year, provided Landlord's failure to render such Statement within such period shall not limit Tenant's obligations to make any required payments when the Statement is issued. The Statement shall be in reasonable detail, certified by Landlord's representative, and show the Operating Expenses for the Property, the Operating Expenses Allocable to the Premises, amounts already paid by Tenant for Operating Expenses Allocable to the Premises (including Tenant's Operating Expense Base hereof and amounts paid pursuant to part C of this Section 2.6), and the amount of Operating Expenses Allocable to the Premises remaining due from or overpaid by Tenant for the Operating Year or fraction thereof covered by the Statement with appropriate prorations for fractional years.

B. If with respect to any Operating Year of the Term, Operating Expenses Allocable to the Premises exceed Tenant's Operating Expense Base then Tenant shall pay to Landlord as additional rent the amount of such excess. Such payments shall be made at the times and in the manner hereinafter provided in this Section 2.6. Appropriate prorations shall be made for those periods at the beginning or end of the Term which are less than a full Operating Year.

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                                     - 10 -

Within 30 days after the date of delivery of such Statement, Tenant shall pay to Landlord or Landlord shall pay to Tenant as the case may be, the balance of the amounts, if any, required to be paid pursuant to the above provisions of this
Section 2.6, except that Landlord may at its option credit any amounts due from it to Tenant against monthly installments of Annual Fixed Rent next thereafter coming due.

C. Commencing on the first day of the first month following the delivery to Tenant of the Statement referred to above and on the first day of each month thereafter until delivery to Tenant of the next such Statement, Tenant shall pay to Landlord, on account of Tenant's share of increases in Operating Expenses Allocable to the Premises anticipated by Landlord for the then current Operating Year, 1/12th of the difference between Operating Expenses Allocable to the Premises calculated by Landlord on the basis of the most recent Operating Expense data or budget available from time to time, and Tenant's Operating Expense Base.

2.7  Adjustments for Real Estate Taxes Terms used herein are defined as follows:

(a) "Tax Year" means the twelve-month period beginning July 1 each year during the Term or if the appropriate governmental tax fiscal period shall begin on any date other than July 1, such other date.

(b) "Tax Expenses Allocable to the Premises" shall mean the same proportion of the Landlord's Tax Expenses which are allocable to the Building, as hereinafter defined, as the Rentable Floor Area of Tenant's Space bears to the Rentable Floor Area of the Building. The Landlord's Tax Expenses which are allocable to the Building shall be (i) those Tax Expenses attributable solely to the Building, plus (ii) the same proportion of those Tax Expenses attributable to the portions of the Property other than the buildings thereon as the Rentable Floor Area of the Building bears to the Rentable Floor Area of the Property actually leased on an average annual basis for said Tax Year, all as same may be determined and equitably adjusted by Landlord.

(c) "Landlord's Tax Expenses" with respect to any Tax Year means the aggregate Real Estate Taxes on the Property with respect to that Tax Year, reduced by any abatements actually received with respect to that Tax Year.

(d) "Real Estate Taxes" means all taxes, levies, betterments, and special assessments of every kind and nature assessed by National, State, Municipal or by any other governmental authority on the Lot or the Building or the Property which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing, operating, use or occupancy of the Lot, the Building, and the Property or based upon rentals derived therefrom; charges, fees and assessments for transit, housing, police, fire or other governmental services or purported benefits to the Building; service or user payments in lieu of taxes; and reasonable expenses of any proceedings for abatement of taxes. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest, other than penalty or late interest, payable therein) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, succession, inheritance and transfer taxes; provided, however, that if at any time during the Term the present system of ad valorem tax of real property shall be changed

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                                     - 11 -

so that in lieu of or in addition to the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Lot or Building or Property, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Property is located) measured by or based, in whole or in part, upon any such gross rents, than any and all of such taxes shall be included within the term "Real Estate Taxes" but only to the extent that the same would be payable if the Lot, Building or Property were the only property of Landlord.

If with respect to any Tax Year of the Term, Tax Expenses Allocable to the Premises exceed Tenant's Tax Base, then Tenant shall pay to Landlord as additional rent the amount of such excess. Such payments shall be made at the times and in the manner hereinafter provided in this Section 2.7. Appropriate prorations shall be made for those periods at the beginning or end of the Term which are less than a full Tax Year. Within ninety (90) days or as soon thereafter as reasonably possible after the end of such first Tax Year or fraction thereof at the beginning of the Term, and of each succeeding Tax Year during the Term and within ninety (90) days or as soon thereafter as reasonably possible after lease termination (provided Landlord's failure to render such statement within such period shall not limit Tenant's obligations to make any required payments when the statement is issued), Landlord shall render to Tenant a statement in reasonable detail certified by a representative of Landlord showing for the preceding Tax Year or fraction thereof, as the case may be, Landlord's Tax Expenses for the Property, and Tax Expenses Allocable to the Premises.

Commencing on the first day of the first month following the delivery to Tenant of the statement referred to above and on the first day of each month thereafter until delivery to Tenant of the next such statement, Tenant shall pay to Landlord, on account toward Tenant's share of increases in Tax Expenses Allocable to the Premises anticipated for the then current Tax Year, 1/12th of the total amount of Tax Expenses Allocable to the Premises as shown on the most recent such statement delivered to Tenant. The statements to be rendered to Tenant referred to above shall also show for the preceding Tax Year amounts of Real Estate Taxes already paid by Tenant on account for such year and the amount of Tax Expenses Allocable to the Premises remaining due from or overpaid by Tenant for the Tax Year or fraction thereof covered by the statement, Within 30 days after the date of delivery of such statement, Tenant shall pay to Landlord or Landlord shall pay to Tenant as the case may be, the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 2.7, except that Landlord may at its option credit any amounts due from it to Tenant against monthly installments of Annual Fixed Rent next thereafter coming due.

To the extent that Real Estate Taxes shall be payable to the taxing authority in installments for periods less than a Tax Year, the foregoing statement may be rendered and payments made on account of such installments with respect to such periods rather than with respect to such full Tax Year.

Landlord agrees to keep accurate books and records with respect to the Operating and Tax Expenses of the Property. Tenant or a nationally recognized accounting firm as its representative shall have the right, upon advance written notice and at its expense, to inspect such records at

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Tenants offices during its regular business hours to verify the accuracy of payments made or required to be made by Tenant hereunder.

2.8      Electricity Charges

Tenant shall promptly and directly pay to any electric company or municipality providing electricity to the Premises all amounts incurred for use of electricity consumed at the Premises. Tenant shall also be responsible for paying any and all deposits and/or connection fees associated with the foregoing.

2.9      Due Date, Additional Rent; No Offsets

Except as otherwise specifically provided herein, all sums, amounts, items or charges payable by Tenant to Landlord under this Lease shall be considered as additional rent, and shall be paid by Tenant to Landlord on the first day of the month following the date on which Landlord notifies Tenant of the amount payable or on the tenth day after the giving of such notice, whichever shall be later.

Any such notice shall specify in reasonable detail the basis of such additional rent. Annual Fixed Rent and additional rent shall be paid by Tenant to Landlord without offset or deduction.

2.10     Option to Extend Term

Tenant shall have the right and option to extend the Term for one additional period of five (5) years (referred to herein as the "Extension Term") commencing upon the expiration of the original Term (the "Original Term"), provided that:
(i) Tenant shall give Landlord notice of Tenant's exercise of such option at least twelve (12) months prior to the expiration of the Original Term; (ii) no event of default, after the expiration of applicable notice and grace periods, exists at the time of giving such notice; and (iii) Tenant has not assigned the Lease or sublet more than thirty percent (30%) of the Premises. If an event of default, or condition for which notice has been given and the default remains uncured, exists at the time of commencement of the Extension Term, Tenant's exercise of such option shall, at the option of Landlord, be null and void and of no further force and effect. Prior to the exercise by Tenant of such option, the expression "Term" shall mean the Original Term. Except as expressly otherwise provided in the following paragraph, all the terms, covenants, conditions, provisions and agreements in the Lease contained shall be applicable to the Extension Term. If Tenant shall give notice of its exercise of said option to extend in the manner and within the time period provided aforesaid, the Term shall be extended upon the giving of such notice without the requirement of any further action on the part of either Landlord or Tenant. If Tenant shall fail to give timely notice of the exercise of any such option as aforesaid, Tenant shall have no right to extend the Term of this Lease, time being of the essence of the foregoing provisions.

The Annual Fixed Rent payable during the Extension Term shall be the amount being the greater of (i) the Annual Fixed Rent in effect for the Lease year immediately preceding the commencement of the Extension Term or (ii) the "Fair Market Rent" for the Premises, as determined below, as of the commencement of the Extension Term, and in no event shall the

Annual Fixed Rent during the Extension Term be less than the Annual Fixed Rent in effect for the Lease Year immediately preceding the Extension Term. The Tenant's Operating Expense Base during the Extension Term shall be Calendar Year 2004 and Fiscal Year 2005 for Tenant's Tax Base. If for any reason the Annual Fixed Rent payable during the Extension Term has not been determined as of the commencement of the Extension Term, Tenant shall pay the Annual Fixed Rent payable during the Lease year immediately preceding commencement of the Extension Term until the Annual Fixed Rent for the Extension Term is determined, at which time, an appropriate adjustment, if any, shall be made.

For purposes hereof, the Fair Market Rent shall mean the fair rent for the Premises as of the commencement of the Extension Term under market conditions then existing, including in such determination whether then current taxes or operating costs are included in such fair rent. Landlord will notify Tenant in writing, of its determination of Fair Market Rent, within thirty (30) days after receipt of Tenant's notice of exercise of its extension option. Tenant shall have a period of up to thirty (30) days to either accept or reject Landlord's determination. Fair Market Rent shall be determined by agreement between Landlord and Tenant, but if Landlord and Tenant are unable to agree upon the Fair Market Rent at least ten (10) months prior to the date upon which the Fair Market Rent is to take effect, then the Fair Market Rent shall be determined by appraisal made as hereinafter provided by a board of three (3) reputable independent commercial real estate consultants, appraisers, or brokers, each of whom shall have at least ten (10) years of experience in the Cambridge office rental market and each of whom is hereinafter referred to as an "appraiser." Tenant and Landlord shall each appoint one such appraiser and the two (2) appraisers so appointed shall appoint the third appraiser. The cost and expenses of each appraiser appointed separately by Tenant and Landlord shall be borne by the party who appointed the appraiser. The cost and expenses of the third appraiser shall be shared equally by Tenant and Landlord. Landlord and Tenant shall appoint their respective appraisers at least ten (10) months prior to commencement of the period for which Fair Market Rent is to be determined and shall designate the appraisers so appointed by notice to the other party. The two appraisers so appointed and designated shall appoint the third appraiser at least nine (9) months prior to the commencement of such period and shall designate such appraiser by notice to Landlord and Tenant. The board of three
(3) independent appraisers shall determine the Fair Market Rent of the space in question as of the commencement of the period to which the Fair Market Rent shall apply and shall notify Landlord and Tenant of their determinations at least eight (8) months prior to the commencement of such period. If the determinations of the Fair Market Rent of any two (2) or all three (3) appraisers shall be identical in amount, said amount shall be deemed to be the Fair Market Rent of the subject space. If the determinations of all three (3) appraisers shall be different in the amount, the average of two (2) values nearest in amount shall be deemed the Fair Market Rent. The Fair Market Rent of the subject space determined in accordance with the provisions of this Section shall be binding and conclusive on Tenant and Landlord.

2.11     Right Of First Offer

Tenant shall have a right of first offer to lease space in the Building which becomes available during the term of this Lease and is not otherwise encumbered by expansion options or other Landlord commitments (the "Option Space") on the terms and conditions set forth in this Section 2.11. If Option Space becomes available during the term of the Lease, Landlord shall notify

Tenant thereof in writing ("Landlord's Notice"). Provided that at the time of Landlord's Notice and Tenant's exercise of its right of first offer (i) no default by Tenant exists under the Lease as to which notice has been given and any applicable cure period has expired; and (ii) the Lease has not been assigned nor any portion of the Premises sublet, Tenant may, by giving notice to Landlord within ten (10) days after Tenant's receipt of Landlord's Notice, elect to lease the Option Space at a rent and term established by Landlord in Landlord's Notice.

Any Option Space with respect to which Tenant exercises its rights will be delivered by Landlord to Tenant, in broom clean condition but otherwise in its condition on the date the existing occupant of the Option Space vacates the Option Space.

Upon the date of occupancy of the Option Space, Annual Fixed Rent and additional rent shall be increased on account of the Option Space and shall be due and payable for and with respect to the balance of the term of the Lease. All other charges payable under the Lease computed on the basis of rentable floor area of the Premises shall be appropriately adjusted on account of the Option Space. Upon such occupation of the Option Space, the term "Premises" shall mean the Premises and the Option Space. Without limitation, if said option is duly exercised, Landlord and Tenant shall enter into an amendment to the Lease continuing the inclusion of the Option Space and the adjustment to Annual Fixed Rent and all other charges payable under the Lease. If Tenant fails to exercise its option under this Section, and Landlord enters into a lease for the Option Space with a third party, or if Option Space becomes available during the final lease year of the Term of this Lease, then, in either event Tenant shall have no further option to lease the Option Space and all obligations of Landlord under this Section shall terminate and be of no further force or effect.

2.12     Option to Expand

Tenant shall have three (3) options to expand the Premises on the terms and conditions set forth in this Section 2.12. Tenant shall provide Landlord with written notice of its intention to expand at least nine (9) months prior to the availability dates listed below; provided that, at both the times of Tenant's notices and the space availability dates (i) no default by Tenant exists under the Lease and any applicable cure period has expired; and (ii) the Lease has not been assigned nor any portion of the Premises sublet.

Space I consists of approximately 5,735 rentable square feet located on the third floor of the Building. Space I will become available January 1, 2002. The rent for Space I shall be at its then Fair Market Rent determined as set forth in Section 2.10 of this Lease, which determination shall include an appropriate Alteration Allowance (if any) taking into account, among other factors, the term of the Space I lease. Space 2 consists of approximately 3,547 rentable square feet located on the second (2nd) floor of the Building, Space 2 will be available on December 1, 2002. The rent for Space 2 shall be at its then Fair Market Rent determined as set forth in Section 2.10 of this Lease. Space 3 consists of approximately 1,071 rentable square feet located on the second (2nd) floor of the Building. Space 3 will be available on March 1, 2003. The rent for Space 3 shall be at its then Fair Market Rent determined as set forth in Section
2.10 of this Lease.

2.13     Security Deposit

(a) Landlord is currently holding a Security Deposit under the Existing Lease equal to One Hundred Fifteen Thousand Four Hundred Eighty-Seven and 01/100 Dollars ($115,487.01) and Tenant has upon execution of this Third Amendment delivered to Landlord an additional security deposit of $557,000.00 for a total deposit to be held by Landlord in the amount of $672,486.51 (collectively the "Security Deposit"), which shall be held as security for the Tenant's performance as herein provided and refunded to the Tenant at the end of the Lease subject to the Tenant's satisfactory compliance with the conditions hereof. The Landlord shall not be obligated to pay interest on or segregate such amount from other funds of the Landlord.

(b) Landlord has determined that instead of a cash security deposit, in the full amount of the Security Deposit, Tenant may, at its option, upon execution and delivery of this Lease, from time to time, deposit with Landlord clean, irrevocable, unconditional letters of credit, with a right of assignment (without charge or cost to Landlord) to any successor to Landlord's interests hereunder, in favor of Landlord in amounts, at Tenant's option, equal to some or all of the Security Deposit. Landlord will promptly pay Tenant the amount of the cash security deposit then held by Landlord and being replaced by such letter or letters of credit, Such letter of credit, and any replacement thereof, shall be drawn on a Massachusetts bank approved by landlord from time to time. In the event of a material adverse change in the financial position of any bank which has issued a letter of credit hereunder, Landlord reserves the right, on any scheduled expiration or renewal date of any such letter (or, in the event that Landlord reasonably determines that the condition of the issuing bank is in imminent danger of insolvency, upon 10 days' notice), to request that Tenant change the issuing bank to another bank reasonably approved by Landlord. Regardless of whether Landlord shall have previously requested that Tenant change issuing banks, if the bank on which the original letter of credit or any replacement letter is drawn is declared insolvent or placed into conservatorship or receivership, Tenant shall, within 20 days thereafter, replace the then outstanding letter of credit with a letter of credit from another bank acceptable to Landlord.

(c) The letter of credit shall contain a clause whereby the issuing bank agrees to automatically extend the term of the letter of credit from year to year throughout the Initial Term (and any Extended Term) unless, not less than sixty
(60) days prior to the date on which the letter would expire absent such extension, the issuing bank gives notice to Landlord, by certified or registered mail, of non-extension. In the event of notice from the issuing bank of non-extension, Tenant shall, not later than twenty (20) Business Days prior to the date on which the outstanding letter shall expire without extension, obtain a replacement letter of credit from a Massachusetts bank acceptable to Landlord, under all of the terms and conditions set forth above. Upon (i) the occurrence of a Default of Tenant hereunder, or (ii) the failure of Tenant to replace any such letter at least twenty (20) Business Days prior to its expiration, and written certification thereof by Landlord to the issuing bank, Landlord may at its election draw the full amount or any part thereof, and bold, use and apply the proceeds thereof as if such proceeds were originally deposited with Landlord in cash under this Section. In the event that Landlord draws any such letter of credit, Landlord may elect to use such proceeds (or any excess proceeds after application) to obtain from another Massachusetts bank a replacement letter of credit, and the cost of such replacement shall be deducted from the available balance and reimbursed by Tenant. Tenant hereby agrees, if so requested by Landlord may do so in Tenant's name and behalf. The order in which Landlord applies the proceeds of the cash security deposit and the proceeds of the letter of credit shall be determined by Landlord from time to time in its sole and unfettered discretion.

(d) From and after the time at which Landlord shall have drawn all or any portion of the proceeds of such a letter of credit, if Landlord shall not elect to obtain its own replacement letter of credit, Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such proceeds, or any part thereof, to Landlord's damages arising from any then existing or subsequently occurring Default of Tenant hereunder. At the expiration or earlier termination of the Term of this Lease, Landlord shall return to Tenant the proceeds thereof (or, if not drawn upon, any letter of credit), or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 2.13 (or be reasonably necessary to cure any failure of Tenant as to which any notice or grace periods shall not then have expired), provided that as to the partial reductions in the amount of the security deposit referred to in paragraph (a), such reductions shall be effected by amendments to the letter of credit reflecting the reduced requirements. If Landlord conveys Landlord's interest under this Lease, the proceeds (or, if not drawn upon, any letter of credit), or any part thereof not previously applied, shall be turned over by Landlord to Landlord's grantee, and, when actually turned over, Tenant agrees to look solely to such grantee for proper application of the proceeds in accordance with the terms of this Section 2.13, and the return thereof in accordance herewith. The holder of a mortgage shall not be responsible to Tenant for the return of any letter of credit or application of any such proceeds, whether or not it succeeds to the position of Landlord hereunder, unless such proceeds or letter of credit shall have actually been received by such holder.

The Landlord may use, apply, or retain the whole or any part of the Security Deposit to the extent required for the payment of any rent or other payment due Landlord hereunder or other sum which the Landlord may expend on incur by reason of the Tenant's default in any of the terms of this Lease, including, but not limited to, any damages or deficiencies in the reletting of the Premises, whether such damages or deficiencies accrued before or after summary proceedings or other re-entry by the Landlord. If all or any part of the Security Deposit is applied to an obligation of Tenant hereunder, Tenant shall immediately upon request by Landlord restore the Security Deposit to its original amount. Tenant shall not have the right to call upon Landlord to apply all or any part of the Security Deposit to cure any default or fulfill any obligation of Tenant, but such use shall be solely in the discretion of Landlord. In the event that the Tenant shall comply with all of the terms of this Lease, the Security Deposit shall be returned to the Tenant after the expiration of this Lease, In the event of a sale or lease of the Premises the Landlord shall have the right to transfer the Security Deposit to the purchaser and the Landlord shall thereupon be released from all liability for the return of such Security Deposit. The Tenant shall not assign or encumber the money deposited as the Security Deposit, and neither the Landlord nor its successors or assigns shall be bound by any such assignment or encumbrance.

                                   ARTICLE III

                          ALTERATIONS AND CONSTRUCTION

3.1      Alterations and Additions by Tenant

(a) This Section 3.1 shall apply before and during the Term. Tenant shall not make alterations and additions to Tenant's Space except in accordance with plans and specifications and a time schedule therefor first approved by Landlord in writing. All alterations and additions to Tenant's Space shall equal or exceed the specifications and quantities provided in Exhibit B. No amendments or additions to Tenant's approved plans shall be made without the prior written consent of Landlord. Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions which (a) involve or might affect any structural or exterior element of the Building, any area or element outside of the Premises, or any facility serving any area of the Building outside the Premises, or (b) will unreasonably delay completion of the Premises or Budding or (c) will require unusual expense to readapt the Premises to normal office use on Lease termination or increase the cost of construction or of insurance or taxes on the Building or of the services called for by Section 4.1 unless Tenant first gives assurance acceptable to Landlord for payment of such increased cost and that such readaptation will be made prior to such termination without expense to Landlord.

(b) All alterations and additions shall be part of the Building unless and until Landlord shall specify the same for removal pursuant to Section 5.2. Landlord may elect to require Tenant at the expiration or sooner termination of the term of this Lease to restore the Premises to substantially the same condition as existed at the Term Commencement Date. Upon Tenant's written request made prior to the making of any alterations and additions, Landlord shall notify Tenant in writing as to whether Tenant shall be required to remove any such alterations or additions, and to so restore the Premises.

(c) All of Tenant's alterations and additions and installation of furnishings shall be coordinated with any work being performed by Landlord in such manner as to not damage the Property or interfere with Building construction or operation and, except for installation of furnishings, shall be performed by Landlord's general contractor or by contractors or workmen first approved by Landlord. In the event that Tenant shall engage its own contractors to perform such work, Tenant shall pay to Landlord the cost of services provided by Landlord or Landlord's contractor to Tenant and to Tenant's contractors while performing such work, which services shall include, but not be limited to, cleaning, security, rubbish removal, electricity, toilet facilities, and elevators. Tenant's contract with any such contractors shall include the Required Tenant Work General Conditions attached hereto as Exhibit F, and Landlord shall have the right to enforce such General Conditions directly against any of Tenant's contractors. Tenant shall defend, save harmless, exonerate and indemnify Landlord from all injury, loss or damage to any person or property occasioned by or growing out of such work. Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building or any part thereof. Except for work by Landlord's general contractor, Tenant, before its work is started, shall: secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; and cause each contractor to carry Workmen's Compensation Insurance in statutory amounts covering all the contractors and subcontractors employees, Automobile Liability Insurance and comprehensive public liability insurance and property damage insurance with such limits as Landlord may reasonably require but in no event less than, with respect to public liability insurance, $2,000,000.00 and with respect to property damage insurance, $2,000,000.00 (all insurance to be written in companies approved by Landlord and insuring Landlord and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. No installations or work shall be undertaken or begun by Tenant until Tenant has made provision for either written waivers of liens from all contractors, laborers and suppliers of materials for such installations or work the filing of lien bonds on behalf of such contractors, laborers and suppliers, or other appropriate protective measures, approved by Landlord and Tenant has procured appropriate surety payment and performance bonds which shall name Landlord as an additional obligee on behalf of such contractors, laborers and suppliers.

(d) In no event shall any material or equipment be incorporated in or added to the Premises, so as to become a fixture or otherwise a part of the Building, in connection with any such alteration, decoration, installation, addition or improvement which is subject to any lien charge, mortgage or other encumbrance of any kind whatsoever or is subject to any security interest or any form of title retention agreement. Any mechanic's lien filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) days thereafter, at Tenant's expense, by filing the bond required by law or otherwise. If Tenant fails so to discharge any lien, Landlord may do so at Tenant's expense and Tenant shall reimburse Landlord for any expense or cost incurred by Landlord in so doing within fifteen (15) days after, rendition of a bill therefor.

(e) All installations or work done by Tenant shall be at its own expense and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof, (ii) orders, rules and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; (iii) Rules and Regulations of Landlord; and (iv) plans and specifications prepared by and at the expense of Tenant theretofore submitted to and approved by Landlord. All construction work required or permitted by this Lease shall be done in a good and workmanlike manner. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors.

3.2      Real Estate Taxes on Leasehold Improvements

If under Massachusetts law or regulations, the tax assessor is required to include leasehold (real property) improvements in determining the assessed value of the Building, then to the extent that Tenant makes leasehold improvements (including Tenant's original installation and Tenant's subsequent alterations, additions, substitutions and improvements) which are in excess of the general standard of improvements in the remainder of the Building, whether done prior to or after the commencement of the Term of this Lease and Tenant is notified in writing of its tax obligation, Tenant shall pay the real estate taxes attributable to the value of such excess leasehold improvements throughout the Term of this Lease within thirty (30) days after being billed therefor by Landlord.

3.3      Landlord's Right to Make Alterations

Landlord reserves the right, exercisable by itself or its nominee, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant's obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Property (including the Building and the Premises), and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators, and stairways thereof, as it may deem necessary or desirable, and to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and other buildings on the Property, provided, however, that there be no unreasonable obstruction of the right to access to, or unreasonable interference with the use of the Premises by Tenant. Landlord will -provide Tenant with prior written notice of any changes in the Premises and such changes will be of a quality and finish at least equal to the condition of the Premises prior to such change.

Nothing contained in this Section 3.3 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority. Landlord reserves the right to adopt at any time and from time to time to change the name or address of the Building and the Property. Neither this Lease nor any use by Tenant shall give Tenant any right or easement for the use of any door or any passage or any concourse connecting with any other building or to any public convenience, and the use of such doors, passes and concourses and of such conveniences may be regulated or discontinued at any time and from time to time by Landlord without notice to Tenant and without affecting the obligation of Tenant hereunder or incurring any liability to Tenant therefor, provided, however, that there be no unreasonable obstruction of the right to access to, or unreasonable interference with the use of the Premises by Tenant.

Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Property or the Building, however the necessity may occur. Subject to
Section 8.18, in case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor except as expressly otherwise provided in Section 6.1 shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

In order to prepare the New Premises for Tenants' occupancy, Landlord shall have the heat pumps serving the first and second floors of the Building inspected and serviced as necessary to insure that they are in good working order at the July 1, 2000 and September 1, 2000 commencement of the Terms for the New Space A and Space B Premises, respectively. Landlord shall also paint and install new carpet in the second floor common area corridors.

3.4      Alteration Allowance

The Landlord has previously provided Tenant with a construction allowance of $7.25 per rentable square foot of the Original Sixth Floor Premises for a maximum allowance of $76,226.50 which Tenant has received in full. Landlord has also provided Tenant with a construction allowance of $8.50 per rentable square foot of the 1 1,304 S.F. Original Fifth Floor Premises for a maximum allowance of $96,084.00 which Tenant has billed Landlord for in full. Landlord has also provided Tenant with a construction allowance of $7.28 per rentable square foot of the 1,585 sf of the Original Second Floor Premises for a maximum allowance of $11,538.80 of which Tenant has not yet billed Landlord, but all of which will be billed to Landlord in the near future.

The Landlord shall provide Tenant with an additional construction allowance of $10.00 per rentable square foot of the respective portions of the New Premises for a maximum allowance of One Hundred Fifty-Nine Thousand One Hundred Seventy and 00/100 Dollars ($159,170.00) to be applied to the leasehold improvement costs associated with the expansion of the Premises pursuant to this Lease, including construction, architectural, engineering, space planning, construction management services, and all other work required to ready the New Premises for Tenant's occupancy (the "Project"). Construction management will be performed, and the Architect and General Contractor selected by Tenant for the Project must be approved, in advance, by the existing property managers, CB/Richard Ellis Whittier Partners. Tenant will forfeit any portion of the construction allowance not expended on or before March 1, 2001.

CB/Richard Ellis Whittier Partners will be paid a management fee equal to five (5%) of the total Project cost for its services in supervising the Project work as set forth above. This management fee shall be deducted from the construction allowance. The construction allowance will be disbursed to Tenant upon the completion of Project work upon Tenants' delivery to Landlord of an unconditional certificate of occupancy for the Premises, proof of payment of all contractors, materialmen and suppliers of goods and services to the Project and executed lien waivers with such parties.

                                   ARTICLE IV

                 LANDLORD'S COVENANTS; INTERRUPTIONS AND DELAYS

Landlord covenants:

4.1      Services Furnished by Landlord

To furnish services, utilities, facilities and supplies ("Landlord's Services") set forth in Exhibit C, which Landlord's Services Landlord shall have the right to change, from time to time, provided that Landlord's Services (i.e., at the time that Landlord changes such services) shall be equal in quality to those customarily provided by landlords in comparable buildings in the Cambridge area.

4.2      Additional Services Available to Tenant

To furnish, at Tenant's expense, reasonable additional Building operation services which are usual and customary in similar office buildings in the Cambridge area upon reasonable advance request of Tenant at reasonable rates from time to time established by Landlord.

4.3      Additional Air Conditioning Equipment

In the event Tenant requires additional air conditioning for business machines, meeting rooms or other special purposes, or because of occupancy or excess electrical loads, any additional air conditioning units, chillers, condensers, compressors, ducts, piping and other equipment, such additional air conditioning equipment will be installed and maintained by Landlord at Tenant's sole cost and expense, but only if Tenant has obtained Landlord's prior written consent, which consent shall not be unreasonably withheld and if the same will not cause damage or injury to the Building or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants; and Tenant shall reimburse Landlord in such amounts as will compensate Landlord for the cost incurred by Landlord in operating such additional air conditioning equipment.

4.4      Roof, Exterior Wall, Floor Slab, and Common Facility Repair

Except as otherwise provided in Article VI to make such repairs to the roof, exterior walls, floor slabs, and common areas and facilities as may be necessary to keep them in serviceable condition, the expense of which shall be charged in accordance with Section 2.6 or, to the extent any such repairs are required as a result of the acts or omissions of Tenant, its employees, agents, contractors or invitees, shall be payable as additional rent by Tenant to Landlord upon demand.

Landlord agrees to repaint the common hallways and bathrooms on the fifth and sixth floors and install new carpet for the fifth and sixth floor common hallways. Landlord shall also complete upgrades to the elevator cabs and paint and provide new floor covering for the first floor lobby area. All Landlord work shall be completed on or before June 20, 2000.

4.5      Monument Sign, Door Sign and Directory

To provide and install at Tenant's expense, letters or numerals on doors in the Premises to identify Tenant's name and Building address; all such letters and numerals shall be in the building standard graphics and no others shall be used or permitted on the Premises. In addition, Tenant's name shall be listed by Landlord, at Tenant's expense, on the Building directory. Tenant shall also have the right, at its expense, to one (1) double sided sign, on the monument sign on the lawn in front of the Building. Tenant shall receive the most prominent position on the sign if Tenant pays for an upgrade to the existing monument, the design for which must be mutually acceptable to Landlord and Tenant. Tenant may affix one sign on the exterior of the Building, subject to Landlord's reasonable approval and the receipt of required zoning approval.

4.6      Quiet Enjoyment

Landlord covenants that if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Premises from and against the claims of all persons claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease and to any instrument to which this Lease is subject and subordinate.

                                    ARTICLE V

                               TENANT'S COVENANTS

Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

5.1      Payments

To pay when due all Annual Fixed Rent and additional rent and all charges for utility services (including those utility charges payable by Tenant directly to any utility company) rendered to the Premises (except as otherwise provided in Exhibit C) and, as further additional rent, all charges for additional services rendered pursuant to Section 4.2.

5.2      Repair and Yield Up

Except as otherwise provided in Article VI and Section 4.4, to keep the Premises in good order, repair and condition, reasonable wear and tear only excepted, and all glass in windows (except glass in exterior walls of the Building unless the damage thereto is attributable to Tenant's negligence or misuse) and doors of the Premises whole and in good condition with glass of the same quality as that injured or broken (with damage by fire being governed by the applicable provisions of this Lease), and at the expiration or termination of this Lease peaceably, to yield up the Premises, and all alterations and additions thereto, in good order, repair and condition, first removing all goods and effects of Tenant and, to the extent specified by Landlord by notice to Tenant, all alterations and additions made by Tenant and all partitions, and repairing any damage caused by such removal and restoring the Premises, and leaving the Premises clean and neat.

Tenant will remove any personal property from the Building and the Premises upon or prior to the expiration or termination of this Lease and any such property which shall remain in the Building or the Premises thereafter shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of Annual Fixed Rent , additional or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under Section 7.2 hereof or pursuant to law.

5.3      Use

Continuously from the commencement of the Term to use and occupy the Premises for the Permitted Uses, and not to injure or deface the Premises, Building or Property, nor to permit in the Premises any auction sale, or inflammable fluids or chemicals, or nuisance, or the emission from the Premises of any objectionable noise or odor, nor to use or devote the Premises or any part thereof for any purpose other than the Permitted Uses, nor any use thereof which is inconsistent with the maintenance of the Building as an office building of first class quality in maintenance, use and occupancy, or which is improper, offensive, contrary to law or ordinance or liable to invalidate or increase the premiums for any insurance on the Building, its contents or the Property, or liable to render necessary any alteration or addition to the Building of the Property.

5.4      Obstructions, Items Visible from Exterior; Rules and Regulations

Not to obstruct in any manner any portion of the Building not hereby ]eased or any portion thereof or of the Property used by Tenant in common with others; not without prior consent of Landlord to permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with all reasonable Rules and Regulations now or hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and Property and their facilities and approaches; Landlord shall not be liable to Tenant for the failure of other occupants of the Property to conform to such Rules and Regulations.

5.5      Safety Appliances

To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses.

5.6      Assignment; Sublease

Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, voluntarily, by operation of law or otherwise, and that neither the Premises, nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, or permitted to be used or occupied, or utilized for desk space or mailing privileges, by anyone other than Tenant, or for any use or purposes other than the Permitted Uses stated in Article 1, or offered or advertised for any of the foregoing. Tenant may sublet the Premises, or a portion thereof, only upon the express written consent of Landlord, which consent shall not be unreasonably withheld provided that: (i) any sublessee shall agree to be independently bound by the terms of this Lease; (ii) Tenant has performed all of its obligations hereunder in a timely manner (iii) Tenant shall indemnify and hold Landlord harmless from any brokerage commissions due in connection with such subletting; (iv) the proposed subtenant is not already a tenant in the Building (unless the occupancy level of the Building is greater than eighty-five (85%) percent and Landlord is unable to provide such subtenant with other space in the Building to meet such Subtenant's requirements); (v) the proposed terms of the sublet are not more favorable to the sublessee than those being offered by Landlord for comparable space in the Building unless the occupancy level of the Building is greater than eighty-five (85%) percent, in which event Tenant may offer such terms as it chooses in its reasonable business judgment; and (vi) fifty (50%) percent of the consideration ("Excess Consideration") received by Tenant from an assignment or sublease that exceeds the amount Tenant must pay Landlord, which amount is to be prorated where a part of the Premises is subleased or assigned, shall also be paid to Landlord. The amount of such Excess Consideration shall exclude reasonable leasing commissions paid by Tenant and other reasonable out-of-pocket costs paid by Tenant and directly related to Tenant's obtaining an assignee or sublessee. Tenant shall pay this Excess Consideration to Landlord at the end of each calendar month during which Tenant collects any Excess Consideration in the manner that Tenant pays its Annual Fixed Rent. Notwithstanding the foregoing, it is hereby expressly understood and agreed, however, if Tenant is a corporation, that the assignment or transfer of this Lease, and the term and estate hereby granted, to any corporation into which Tenant is merged or with which Tenant is consolidated or which purchases all or substantially all of the Tenants' assets or capital stock which corporation shall have a tangible net worth at least equal to that of Tenant immediately prior to such merger or consolidation (such corporation being hereinafter called "Assignee"), shall not be deemed to be prohibited hereby if, and upon the express condition that, Assignee and Tenant shall promptly execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby Assignee shall agree to be independently bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed, and whereby Assignee shall expressly agree that the provisions of this Section
5.6 shall, notwithstanding such assignment or transfer, continue to be binding upon Assignee with respect to all future assignments and transfers.

Whether or not such conditions to assignment or subletting are met, Landlord, at its sole option, may elect, in its sole discretion, to (a) terminate this Lease if the proposed assignment or sublease is for the remaining term of this Lease and for the entire Premises, or (b) sublease the Premises or take the assignment of this Lease on the same terms and conditions as the proposed sublease or assignment by Tenant. If Landlord elects to terminate this Lease or take an assignment of this Lease or sublease the Premises, Landlord shall notify Tenant within thirty (30) days of receipt by Landlord of Tenant's request for consent to an assignment or sublease; and such termination, assignment or sublease shall be effective on the date tenant proposed to make such assignment or sublease. If Landlord elects to terminate this Lease in accordance with the foregoing sentence, Landlord may lease the Premises to the sublessee or assignee proposed by Tenant.

If Tenant is an individual who uses and/or occupies the Premises with partners, or if Tenant is a partnership, then:

(i) Each present and future partner shall be personally bound by and upon all of the covenants, agreements terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed; and

(ii) In confirmation of the foregoing, Landlord may (but without being required to do so) request (and Tenant shall duly comply) that Tenant, at the time that Tenant admits any new partner to its partnership, shall require each such new partner to execute an agreement in form and substance satisfactory to Landlord whereby such new partner shall agree to be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed, without regard to the time when such new partner is admitted to partnership or when any obligations under any such covenants, etc., accrue.

The listing of any name other than that of Tenant, whether on the doors of the Premises or on the Building directory, or otherwise, shall not operate to vest in any such other person, firm or corporation any right or interest in this Lease or in the premises or be deemed to effect or evidence any consent of Landlord, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, then due and hereafter becoming due, but no assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Any consent by Landlord to a particular assignment or subletting shall not in any way diminish the prohibition stated in the first sentence of this Section 5.6 or the continuing liability of the Tenant named in Article I as the party-Tenant under this Lease.

No assignment or subletting or use of the Premises by an affiliate of Tenant shall affect the Permitted Uses for which the Premises may be used as stated in
Article 1.

5.7      Indemnity, Insurance

To defend with counsel reasonably approved by Landlord, save harmless, and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property, and from any claims, actions, proceedings and reasonable expenses and costs in connection therewith (including without rotation reasonable counsel fees), (i) arising from (A) the omission, fault, willful act, negligence or other misconduct of Tenant, or of Tenant's employees, agents or contractors, or (B) from any use made or thing done or occurring on the Premises not due to the omission, fault, willful act, negligence or other misconduct of Landlord or of Landlord's employees, agents, or contractors, or (C) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease; to maintain in responsible companies qualified to do business, and in good standing, in Massachusetts public liability insurance covering the Premises insuring Landlord as well as tenant with limits which shall, at the commencement of the Term, be at least equal to those stated in
Article I and from time to time during the Term if requested by Landlord shall be for such higher limits, if any, as are customarily carried in the Cambridge area with respect to similar properties, and Workmen's Compensation Insurance with statutory limits covering all of Tenant's employees working in the Premises, and to deposit promptly with Landlord certificates for such insurance, and all renewals thereof bearing the endorsement that the policies will not be canceled until after ten (10) days' written notice to Landlord.

5.8      Personal Property at Tenant's Risk

That all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant, and all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Lot, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord.

5.9      Right of Entry

To permit Landlord and its agents to examine the Premises at reasonable times and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary with prior notice to Landlord except in the event of emergency in which event no notice shall be required; to remove, at Tenant's expense, any alterations, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the Premises to prospective Tenants during the eighteen months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times.

Without incurring any liability to Tenant, Landlord may permit access to the Premises and open the same, whether or not Tenant shall be present, upon any demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purposes of taking possession of, or removing, Tenant's property or for any other lawful purposes (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

5.10     Floor Load; Prevention of Vibration and Noise

Not to place a load upon the Premises exceeding an average rate of 90 pounds of live load per-square foot of floor area (partitions shall be considered as part of the live load); Landlord reserves the right to prescribe the weight and position of all safes, files and heavy equipment which Tenant desires to place in the Premises so as properly to distribute the weight thereof, Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained And used by Tenant as to eliminate such vibration or noise.

5.11     Personal Property Taxes

To pay promptly when due all taxes which may be imposed upon personal property (including without limitation, fixtures and equipment) in the Premises to whomever assessed.

5.12     Payment of Litigation Expenses

As additional rent, to pay all reasonable costs, counsel and other fees incurred by Landlord in connection with the enforcement by Landlord of any obligations of Tenant under this Lease.

5.13     Compliance with Insurance Regulations

Not to knowingly do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with the terms of the Massachusetts standard form of fire, boiler, sprinkler, water damage or other insurance policies covering the Building and the fixtures and property therein; Tenant shall, at its own expense, comply in a timely manner with all rules, regulations, and requirements of the National Board of Fire Underwriters or any state or other similar body having jurisdiction (to the extent notice of which has been provided to Tenant) and shall not knowingly do or permit anything to be done in or upon the Premises in a manner which increases the rate of fire insurance upon the Building, the Property or on any property or equipment located therein.

5.14     Subject to Applicable Law

Notwithstanding any provision of this Lease to the contrary, Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any person, for any injury, loss, damage or liability to the extent such indemnity, hold harmless or exoneration is prohibited by law, provided Tenant agrees that, prior to making any claims against Landlord (and, to the extent Tenant is successful, in place of any such claim), Tenant shall pursue all other available remedies including, without limitation, seeking recovery under Tenant's insurance policies.

5.15     Requirements of Law - Fines and Penalties

Tenant, at its sole expense, shall comply with all laws, rules, orders and regulations, including, without limitation, all energy-related requirements, of Federal, State, County and Municipal Authorities and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to or arising out of Tenant's use or occupancy of the Premises. Tenant shall reimburse and compensate Landlord for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to nonperformance or noncompliance with or breach or failure to observe any item, covenant, or condition of this Lease upon Tenant's part to be kept, observed, performed or complied with. If Tenant receives notice of any violation of law, ordinance, order or regulation applicable to the Premises, it shall give prompt notice thereof to Landlord.

                                   ARTICLE VI

                               CASUALTY AND TAKING

6.1      Termination or Restoration; Rent Adjustment

In case during the Term all or any part of the Premises or the Building or the Property are damaged materially by fire or other casualty or by action of public or other authority in consequence thereof, or are taken by eminent domain or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, this Lease shall terminate at Landlord's election, which may be made notwithstanding Landlord's entire interest may have been divested, by notice given to Tenant within three (3) months after the casualty or taking specifying the effective date of termination. The effective date of termination specified by Landlord shall not be less than 15 nor more than 30 days after the date of notice of such termination, Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage or taking, subject, however, to the following provisions. If in any such case the Premises are rendered unfit for use and occupation and this Lease is not so terminated, Landlord shall use due diligence (following the expiration of the period in which Landlord may terminate this Lease pursuant to the foregoing provisions of this Section 6.1), subject to the then applicable statutes, building codes, zoning ordinances, and regulations of any governmental authority and at the expense of Landlord (but only to the extent of insurance proceeds made available to Landlord) to put the Premises, or in case of taking what may remain thereof (excluding in case of both casualty and taking any items installed or paid for by Tenant which Tenant may be required to remove pursuant to Section 5.2), into proper condition (i.e., substantially similar to its condition prior to such casualty or taking) for use and occupation and a just proportion of the Annual Fixed Rent and additional rent according to the nature and extent of the injury shall be abated from the date of such casualty or taking until the Premises or such remainder shall have been put by Landlord in such condition; and in case of taking which permanently reduces the area of the Premises and which materially negatively affects Tenants' operations at the Premises, a just proportion of the Annual Fixed Rent and additional rent shall be abated for the remainder of the Tenancy. Tenant shall have the right to terminate the Lease if Landlord has failed to restore the Premises, or in the case of a taking what may remain thereof to proper condition for Tenants' use and occupation within six (6) months of its notice to Tenant of its election to do so.

6.2      Eminent Domain

Landlord reserves to itself any and all rights to receive awards made for damages to the Premises, Building and Property, and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from to time request. Tenant hereby irrevocably designates and appoints Landlord as its attorney-in-fact to execute and deliver in Tenant's name and behalf all such further assignments thereof. Notwithstanding the foregoing to the contrary, Tenant shall have the right to retain any separate award for the Tenant's relocation expenses which does not reduce Landlord's award.

6.3      Temporary Taking

In the event of a taking of the Premises or any part thereof for temporary use (less than 365 days), (i) this Lease shall be and remain unaffected thereby and rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations under Section 5.2 with respect to surrender of the Premises and upon such payment shall be excused from such obligations.

                                   ARTICLE VII

                                     DEFAULT

7.1      Events of Default

If (a) Tenant shall neglect or fail to perform or observe any of Tenant's covenants or agreements herein, including the obligation to pay, when due, Annual Fixed Rent or additional rent, and such failure continues, in the case of Annual Fixed Rent or additional rent, for more than ten (10) days after written notice of such default, or in any other case, for more than thirty (30) days after written notice of such default and such additional time, if any, as is reasonably necessary to cure the default if the default is of such a nature that it cannot reasonably be cured in thirty (30) days, provided however, that no such notice need be given and no such default shall be curable if on three (3) prior occasions within the same calendar year there had been a default which had been cured after notice thereof had been given by Landlord to Tenant as herein provided (i.e., Landlord shall have the right in any such event to terminate the Lease immediately upon the occurrence of such default without giving Tenant any opportunity to cure such default) or if Tenant or any guarantor of any of Tenant's obligations under this Lease, (b) is not paying its debts as such debts become due, becomes insolvent, seeks relief under chapter 11 of the U.S. Bankruptcy Code (or any insolvency or similar law of any jurisdiction), or (c) proposes any dissolution, liquidation, composition, financial reorganization or recapitalization with creditors; or (d) makes an assignment or trust mortgage for the benefit of creditors or (e) if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to any property or business of Tenant or such guarantor, or (f) Tenant shall desert or abandon the Premises or the same shall become, or appear to have become, vacant (whether or not the key shall have been surrendered or the rent shall have been paid), or (g) any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Section 5.6 hereof then, in any such case, whether or not the Term shall have begun, Landlord may immediately, or at any time while such default exists and without further notice, terminate this Lease by entry by Landlord or upon the giving of notice to Tenant, and this Lease shall come to an end as fully and completely as if such date were the date herein originally fixed for the expiration of the Term, and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

7.2      Damages

In the event that this Lease is terminated under any of the provisions contained in Section 7.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the rental value of the Premises for said residue of the Term. In calculating the rent reserved there shall be included, in addition to the Annual Fixed Rent and all additional rent, the value of all other considerations agreed to be paid or performed by Tenant for said residue. Tenant further covenants as an additional and cumulative obligation after any such ending to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under the next foregoing covenant Tenant shall be credited with any amount paid to Landlord as compensation as in this Section 7.2 provided and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 7.2, Landlord may by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 7.1 or is otherwise terminated for breach of any obligation of Tenant and before such fall recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Annual Fixed Rent and additional rent accrued under Section 2.5, 2.6 and 2.7 in the 12 months ended next following such termination plus the amount of Annual Fixed Rent and additional rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 7.2 up to the time of payment of such liquidated damages.

Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above; provided, however, that Landlord may not obtain damages in excess of its maximum actual damages (including fees and expenses) under this Lease.

                                  ARTICLE VIII

                                  MISCELLANEOUS

8.1      Computation of Rentable Floor Areas

For all purposes of this Lease, the rentable floor area is the gross area of Tenant's Space measured from the plane of the exterior surface of the exterior glass line to the middle of the demising walls, and adding a pro-rata share of all Building common areas, but allowing no deductions for columns or projections within such Tenant's Space. For purposes hereof, the Building common areas shall include (a) any public elevator shafts, elevator machine rooms, machinery shafts, and common stairways and stairwells, (b) on multi-tenant floors, restrooms, elevator lobby, janitor closets, common corridors, and mechanical rooms, and (c) the first through sixth floor lobbies, and electrical equipment and mechanical rooms.

8.2 Notice of Lease; Consent of Approval; Notices; Bind and Inure

(a) The titles of the Articles are for convenience only and are not to be considered in construing this Lease.

(b) Tenant agrees not to record this Lease, but upon request of either party both parties shall execute and deliver a notice of this Lease in form appropriate for recording or registration, and if this Lease is terminated before the term, expires, an instrument in such form acknowledging the date of termination.

(c) Whenever any notice, approval, consent, request or election is given or made pursuant to this Lease it shall be in writing. Communications and payments shall be addressed if to Landlord at Landlord's Original Address or at such other address as may have been specified by prior notice to Tenant, and if to Tenant, at Tenant's Original Address or at such other place as may have been specified by prior notice to Landlord. Any communication so addressed shall be deemed duly given when mailed by registered or certified mail, return receipt requested. If Landlord by notice to Tenant at any time designates some other person to receive payments or notices, all payments or notices thereafter by Tenant shall be paid or given to the person designated until notice to the contrary is received by Tenant from Landlord.

(d) The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that only the original Landlord named herein shall be liable for obligations accruing before the beginning of the Term, and thereafter the original Landlord named herein and each successive owner of the Premises shall be liable only for obligations accruing during the period of ownership.

8.3      Landlord's Failure to Enforce

The failure of Landlord to seek redress for violation of, or to insist upon strict performance of, any covenant or condition of this Lease, or with respect to such failure of Landlord to enforce any of the Rules and Regulations referred to in Section 5.4, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act which would have originally constituted a violation, from having an the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations against any other tenant of the Property be deemed a waiver of any such Rule or Regulation. The receipt by Landlord of Annual Fixed Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord or Tenant, to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

8.4      Acceptance of Partial Payments of Rent; Delivery of Keys

No acceptance by Landlord of a lesser sum than the Annual Fixed Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease.

8.5      Cumulative Remedies

The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any-provisions of this Lease. In addition to other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

8.6      Partial Invalidity

if any term of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

8.7      Self-Help

If Tenant shall at any time fail to promptly perform any obligation under this Lease, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation with prior written notice except in the event of emergency in which event notice is not required notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default, In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of 2 1/2 percentage points over the then prevailing prime rate as set forth in The Wall Street Journal and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

8.8      Tenant's Estoppel Certificate

Tenant agrees from time to time, upon not less than fifteen (15) days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent and additional rent and to perform its other covenants under this Lease and that there are no uncured defaults of Landlord or Tenant under this lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail), and the dates to which the Annual Fixed Rent, additional rent and other charges have been paid. Any such statement delivered pursuant to this Section 8.8 may be relied upon by a prospective purchaser or mortgagee of the Premises or any prospective assignee of any mortgagee of the Premises. Time is of the essence in respect of any such requested certificate, Tenant hereby acknowledging the importance of such certificates in mortgage financing arrangements, prospective sale and the like. Tenant hereby appoints Landlord Tenant's attorney-in-fact in its name and behalf to execute such statement if Tenant shall fail to execute such statement within such fifteen-(15)-day period.

8.9      Waiver of Subrogation

In any case in which Tenant shall be obligated to pay to Landlord any loss, cost, damage, liability, or expense suffered or incurred by Landlord, Landlord shall allow to Tenant as an offset against the amount thereof (i) the net proceeds of any insurance collected by Landlord for or on account of such loss, cost, damage, liability or expense, provided that the allowance of such offset does not invalidate or prejudice the policy or policies under which such proceeds were payable, and (ii) if such loss, cost, damage, liability or expense shall have been caused by a peril against which Landlord has agreed to procure insurance coverage under the terms of this Lease, the amount of such insurance coverage, whether or not actually procured by Landlord.

In any case in which Landlord or Landlord's agents shall be obligated to pay to Tenant any loss, cost, damage, liability or expense suffered or incurred by Tenant, Tenant shall allow to Landlord and Landlord's agents as an offset against the amount thereof (i) the net proceeds of any insurance collected by Tenant for or on account of such loss, cost, damage, liability, or expense, provided that the allowance of such offset does not invalidate the policy or policies under which such proceeds were payable and (ii) the amount of any loss, cost, damage, liability or expense caused by a peril covered by fire insurance with the broadest form of property insurance required by this Lease, whether or not actually procured by Tenant.

The parties hereto shall each procure an appropriate clause in, or endorsement on, any property insurance policy covering the premises and the Building and personal property, fixtures and equipment located thereon and therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery. Having obtained such clauses and/or endorsements each party hereby agrees that it will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from firm or other perils covered by such property insurance.

8.10     All Agreements Contained

This Lease contains all of the agreements of the parties with respect to the subject matter thereof and supersedes all prior dealings between them with respect to such subject matter.

8.11     Brokerage

Landlord and Tenant each warrant that they have had no dealings with any broker or agent other than Cushman & Wakefield and Grubb & Ellis in connection with the original Premises and Grubb & Ellis with respect to the New Premises and the Lease and covenant to defend, hold harmless and indemnify each other from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent claiming by or through them with respect to dealings in connection with this Lease or the negotiation thereof Landlord will be responsible for paying all brokerage commissions.

8.12     Submission Not an Option

The submission of this Lease or a summary of some or all of its provisions for examination does not constitute a reservation of or option for the Premises or an offer to lease.

8.13     Applicable Law

This Lease, and the rights and obligations of the parties hereto, shall be construed and enforced in accordance with the laws of The Commonwealth of Massachusetts.

8.14     Intentionally Deleted

8.15     Holdover

If Tenant or anyone claiming under Tenant shall remain in possession of the Premises or any part thereof after the expiration or prior termination of the term of this Lease without any agreement in writing between Landlord and Tenant with respect thereto, then, prior to the acceptance of any payments for rent or use and occupancy by Landlord, the person remaining in possession shall be deemed a tenant-at-sufferance. Whereas the parties hereby acknowledge that Landlord may need the Premises after the expiration or prior termination of the term of the Lease for other tenants and that the damages which Landlord may suffer as the result of Tenant's holding-over cannot be determined as of the date of this Lease, in the event that Tenant so holds over, Tenant shall pay to Landlord in addition to all rental and other charges due and accrued under the Lease prior to the date of termination, charges (based upon the fair market rental value of the Premises) for use and occupation of the Premises thereafter and, in addition to such sums and any and all other rights and remedies which Landlord may have at law or in equity, an additional use and occupancy charge in the amount of one hundred percent (100%) of either the Annual Fixed Rent and other charges calculated (on a daily basis) at the highest rate payable under the terms of this Lease, but measured from the day on which Tenant's hold-over commenced and terminating on the day on which Tenant vacates the Premises or the fair market rental value of the Premises for such period, whichever is greater. Notwithstanding the foregoing, Landlord shall have the right to elect to recover any other damages which Landlord is permitted to recover under this Lease in lieu of said liquidated damages by giving Tenant written notice of such election. From and after the date on which Landlord gives Tenant such notice, said liquidated damages shall cease to accrue and Tenant shall be liable to Landlord for any damages recoverable under this Lease which accrue thereafter.

8.16     Arbitration

Any disputes relating to provisions or obligations in this Lease as to which a specific provision for a reference to arbitration is made herein shall be submitted to arbitration in accordance with the provisions of applicable state law, as from time to time amended, provided that in no event shall Tenant have the fight to require arbitration of any matter relating to Tenant's obligation to pay Annual Fixed Rent, additional rent or any other charges. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association's office in the city wherein the Building is situated (or the nearest other city having an Association office). The arbitrator shall hear the parties and their evidence. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the Superior Court of the Commonwealth of Massachusetts. The parties consent to the jurisdiction of the Superior Court of the Commonwealth of Massachusetts and further agree that any process or notice of motion or other application to the Superior Court or a Judge thereof may be served outside the Commonwealth of Massachusetts by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision. No arbitrable dispute shall be deemed to have arisen under this Lease prior to (i) the expiration of the period of twenty
(20) days after the date of the giving of written notice by the party asserting the existence of the dispute together with a description thereof sufficient for an understanding thereof; and (ii) where a Tenant payment is in issue, the amount billed by Landlord having been paid by Tenant.

8.17     Inability to Perform

This Lease and the obligations of Tenant to pay rent hereunder and perform all the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacement, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Landlord's reasonable control, including but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency. In each such instance or inability of Landlord to perform, Landlord shall exercise reasonable diligence to eliminate the cause of such inability to perform.

8.18     Exculpatory Clause

Neither Tenant or any person or entity claiming by, through or under Tenant shall assert or seek to enforce any claim or breach of this Lease against any of Landlord's assets other than Landlord's equity interest in the Building and in the uncollected rents, issues and profits thereof, and Tenant and such parties shall look solely to such interest for the satisfaction of any liability of Landlord or Landlord's agents under this Lease or otherwise, it being specifically agreed that in no event shall Landlord (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals, agents (including, without limitation, Landlord's managing agent for the Property) or representatives, and the like, disclosed or undisclosed, thereof) ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to take any other action which shall not involve the personal liability of Landlord to respond in monetary damages from Landlord's assets other than the Landlord's interest in the Building, as aforesaid. In no event shall Tenant or Landlord (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals, agents (including, without limitation, Landlord's managing agent for the Property) or representatives and the like, disclosed or undisclosed, thereof) ever be liable for consequential damages. If by reason of Landlord's failure to complete construction of the Premises, Landlord shall be held to be in breach of this Lease, Tenant's sole and exclusive remedy shall be a right to terminate this Lease.

8.19     Parties Bound - Seisin of Title

The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Section 5.6 hereof shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Section 8.19 shall not be construed as modifying the default provisions contained in Article VII hereof.

If, in connection with or as a consequence of the sale, transfer or other disposition of Landlord's interest in the Building or Property, any party who is Landlord ceases to be the owner of the reversionary interest in the Premises, Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder on the part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord's ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord.

8.20     Termination of Circle.com Lease

Simultaneously with the execution of this Lease, Landlord is executing a Lease Termination Agreement (the "Termination Agreement") with Circle.com (f/k/a Natural Intelligence), an existing tenant at 725 Concord Avenue, Cambridge, Massachusetts. Pursuant to the Termination Agreement, Circle.com has agreed to vacate its existing premises consisting of 10,308 rentable square feet on the second floor of the Building on or before June 30, 2000, in exchange for, among other consideration, payment of One Hundred Twenty-Five Thousand and 00/100 ($125,000.00) Dollars.

Simultaneously with the execution of this Lease, Tenant will deliver to Landlord a check payable to Seder & Chandler, attorney for Koll Bren in the amount of One Hundred Twenty-Five Thousand and 00/100 ($125,000.00) Dollars to be held in escrow pending the execution of the Termination Agreement and Tenant's departure from the Premises in accordance with the Termination Agreement.

The Lease and the Termination Agreement are parts of a single transaction and neither shall be operative without the other.

                                   ARTICLE IX

                    RIGHTS OF PARTIES HOLDING PRIOR INTERESTS

9.1      Lease Subordinate

This Lease shall be subject and subordinate to any mortgage now or hereafter on the Property or Building, or both, which are separately and together hereinafter in this Article IX referred to as "the mortgaged premises", and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidation, replacements and extensions thereof and all substitutions therefor. In the event of acquisition of title by the holder of a mortgage through foreclosure proceedings or otherwise (or by anyone purchasing the Premises at any foreclosure sale), Tenant agrees to recognize the title holder as "Landlord", and upon Landlord's request shall enter into an agreement with the holder of any current or future mortgage to that effect, which agreement shall expressly bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing the Premises at any foreclosure sale. Landlord shall request that the holder or any current or future mortgage enter into an agreement with Tenant by the terms of which such holder will agree to recognize the rights of Tenant under this Lease and to accept Tenant as "tenant" of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise (or by anyone purchasing the Premises at any foreclosure sale), provided, however, that such holder (or by anyone purchasing the Premises at any foreclosure sale) shall not: (i) be liable for any previous act or omission of Landlord under this Lease; (ii) be subject to any offset, defense or counterclaim which shall theretofore have accrued to Tenant against Landlord; (iii) have any obligation with respect to any security deposit unless it shall have been paid over or physically delivered to such successor; or (iv) be bound by any previous modification of this Lease or by any previous payment of Annual Fixed Rent for a period greater than one (1) month, made without the consent of such holder where such consent is required by the applicable instrument. Notwithstanding the foregoing any such holder may at its election subordinate its mortgage to this Lease without the consent or approval of Tenant. Tenant and Landlord agree to execute and deliver any appropriate instruments necessary to carry out the agreements contained in this Section 9.1. Tenant acknowledges that, where applicable, any consent or approval hereafter given by Landlord may be subject to the further consent or approval of the holder; and the failure or refusal of such holder to give such consent or approval shall, notwithstanding anything to the contrary in this Lease contained, constitute reasonable justification for Landlord's withholding its consent or approval. Tenant hereby irrevocably constitutes and appoints Landlord or any holder, and their respective successors in interest, acting singly, Tenant's attorney-in-fact to execute and deliver any such certificate or instrument for, on behalf and in the name of Tenant, but only if Tenant fails to execute, acknowledge and deliver any such certificate or instrument within ten
(10) days after Landlord or such holder has made written request therefor and such written request therefor notifies the Tenant of the effect of failing to meet the ten (10) day deadline.

9.2 Rights of Holder of Mortgage to Notice of Defaults by Landlord and to Cure Same

No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and (ii) such mortgagees after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter; but nothing contained in this Section 9.3 shall be deemed to impose any obligation on any such mortgagees to correct or cure any condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the mortgaged premises if the mortgagee elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist.

EXECUTED as a sealed instrument in two or more counterparts on the day and year first above written.

LANDLORD:

Koll Bren Fund V, L.P. a Delaware limited partnership
By Koll Bren Schreiber Realty Advisors, Inc., a Delaware corporation, its Agent


By: /s/ Peter M. Potrykus
    ---------------------------------
    Peter M. Potrykus, Vice President


TENANT:

eROOM TECHNOLOGY, INC., f/k/a
INSTINCTIVE TECHNOLOGY, INC.

By:  /s/ Robert L. Lentz
    ---------------------------------
         Robert L. Lentz, Sr.,
         Senior Vice President and
         Chief Financial Officer

                                    EXHIBIT A

                               Description of Lot

That certain parcel of land situate in Cambridge in the County of Middlesex and Commonwealth of Massachusetts, described as follows:

Southwesterly        by Concord Avenue, fifty-feet;

Northwesterly        by Lot B24 as shown on plan hereinafter mentioned, one
                     hundred eighty-nine and 74/100 feet;

Northeasterly        by the southwesterly line of a fifty foot way as shown
                     said plan, fifty and 10/100 feet; and

Southeasterly        by land now or formerly of Jean D. Balkin, one hundred
                     eight-six and 66/100 feet.

Said parcel is shown as Lot 3 on said plan (Plan No. 7191R).

All of said boundaries are determined by the Court to be located as shown on a subdivision plan, as approved by the Court, filed in the Land Registration Office, a copy of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 480, Page 589, with Certificate 782014.

Also another certain parcel of land situate in said Cambridge, described as follows:

Southwesterly        by Concord Avenue, one hundred and thirty-five feet;

Northwesterly        by the southeasterly line of a twenty-six foot way as shown on plan hereinafter mentioned, one hundred sixty-five and 11/100 feet;

Northerly            by the southerly curving line forming the junction of
                     said twenty-six foot way and a fifty-foot way shown on said plan, fifty-one and 29/100 feet;

Northeasterly        by the southwesterly line of said fifty-foot way, one
                     hundred sixteen and 24/100 feet; and

Southeasterly        by land now or formerly of Jean D. Balkin, one hundred
                     eighty-nine and 74/100 feet.

Said parcel is shown as Lot B24 on said plan (Plan No. 7191P).

All of said boundaries are determined by the Court to be located as shown on a subdivision plan, as approved by the Court, filed in the Land Registration Office, a copy of which is filed in the

Registry of Deeds for the South Registry District of Middlesex County in Registration Book 462, Page 433, with Certificate 69277.

Also another certain parcel of land situate in said Cambridge, described as follows:

Southwesterly        by the northeasterly line of fifty foot way as shown on
                     plan hereinafter mentioned, three hundred and fifty-seven feet;

Northwesterly        by land now or formerly of Dorothy B. Makin, one hundred
                     four and 19/100 feet;

Northeasterly        by said Makin land, three hundred and fifty-seven feet; and

Southeasterly        by Lot B2 on said plan, on hundred four and 19/100 feet.

Said parcel is shown as Lot B14 on said plan (Plan No. 71913).

All of said boundaries are determined by the Court to be located as shown on a subdivision plan, as approved by the Court, filed in the Land Registration Office, a copy of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 362, Page 425, with Certificate 54200.

Also another certain parcel of land situate in said Cambridge, described as follows:

Southwesterly        by Lot 27 as shown on plan hereinafter mentioned,
                     sixty-three and 34/100 feet;

Northwesterly        by Lot 25 on said plan, eight and 50/100 feet;

Northeasterly        by Lot B14 on said plan, three hundred and fifty-seven
                     feet;

Southeasterly        by Lots B2 and 13 on said plan, fifty and 01/100 feet;

Southwesterly        by said Lot 13 and by Lots 14, B27, 3 and B24 on said plan, two hundred ninety-six and 26/100 feet; and

Southerly by said Lot B24, nineteen and 24/100 feet.

Also another certain parcel of land situate in said Cambridge, described as follows:

Easterly by the westerly line of Smith Place, thirty-one and 63/100 feet;

Southwesterly        by Lots 29 and 7 as shown on said plan hereinafter
                     mentioned, four hundred fifty-eight and 44/100 feet;

Northwesterly        by Lot 25 on said plan, forty and 06/100 feet;

Northeasterly        by land now or formerly of Horn Brothers Incorporated and
                     by Lots 16 and 17 on said plan, three hundred seventy-seven and 63/100 feet; and

Southeasterly        twenty and 09/100 feet, and

Northeasterly        sixty-six and 25/100 feet, by Lot B8 on said plan.

Said parcel is shown as Lot 30 on said plan (Plan No. 7191-3).

all of said boundaries are determined by the Court to be located as shown on a subdivision plan, as approved by the Court, filed in the Land Registration Office, a copy of which is file din the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 643, page 197, with Certificate 102747.

there is appurtenant to said Lot 3 the right to use that portion of the twenty-six foot way as abuts Lot B24 as shown on said first mentioned plan and the further right to use said fifty foot way, both in common with others entitled thereto, for all purposes for which ways are commonly use din the City of Cambridge set forth in Document 247366 and subject to the reservation and agreement therein contained.

There is appurtenant to said Lot B24 the right to use portions of said way in common with others entitled thereto for al purposes for which ways are commonly sue din the City of Cambridge set forth in Document 238034 and subject to the reservation and agreement therein contained.

There is appurtenant to said Lot B14, the right to use said way fifty feet in width and the way twenty-six feet in width leading to Concord Avenue, as shown on said plan, said right of ways to be used in common with others entitled thereto.

There is also appurtenant to said Lot B14, the right to use in common with others the railroad siding on the northerly side of the building located on said land.

Said Lots 28 and 30 have the benefit of the reservation set forth in Document 227978.

There is appurtenant to said Lots 28 and 30 the right to use the whole of Smith Place as shown on said plan in common with others entitled thereto.

                                    EXHIBIT B
                    Leasehold Improvement Plans Requirements

                       Attached to and made part of Lease
                                     Between
                                Koll Bren Fund V
                                       and
                             eROOM TECHNOLOGY, INC.

 1. Floor plan indicating location of partitions and doors (details required of partition and door types).

 2.  Location of standard electrical convenience outlets and telephone outlets.

 3.  Location and details of special electrical outlets; i.e., Xerox.

 4. Reflected ceiling plan showing layout of standard ceiling and lighting fixtures. Partitions to be shown lightly with switches located indicating fixtures to be controlled.

 5. Locations and details of special ceiling conditions, fighting fixtures, speakers, etc.

 6. Locations and details of all plumbing fixtures; sinks, drinking fountains, etc.

 7. Locations and specifications of floor covering, paint or paneling with paint colors referenced to standard color system.

 8. Finish schedule plan indicating wall covering, paint, or paneling with paint colors referenced to standard color system.

 9. Details and specifications of special grillwork, glass partitions, rolling doors and grilles, blackboards, shelves, etc.

10. Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latch sets or locksets, closures, stops, and any special items such as thresholds, sound-proofing, etc. Keying schedule is required.

11. Verified dimensions of all built-in equipment (file cabinets, lockers, plan files, etc.)

12.  Location and weights of storage files.

13.  Location of any special soundproofing requirements.

14. Locations and details of special floor areas exceeding 70 pounds of live load per square foot.

15. All necessary mechanical drawings to complete the Premises in accordance with Tenant's Plans.

16. All drawings to be uniform size (30" x 46") and shall incorporate the standard project electrical and plumbing symbols and be at a scale of 1/8n = 1' or larger.

17. Drawing submittal shall include one sepia and one blue line print of each drawings.

                                    EXHIBIT C

                                Landlord Services

                       Attached to and made part of Lease
                                     Between
                                Koll Bren Fund V
                                       and
                             eROOM TECHNOLOGY, INC.


I.       CLEANING

A.       Lavatories in Common Areas Only

Daily:   (Monday through Friday, inclusive, holidays excepted.)

         Sweep and damp mop floors.

         Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping, and toilet seat hinges.

         Wash both sides of all toilet seats.

         Wash all basins, bowls and urinals.

         Dust and clean all powder room fixtures.

         Empty and clean paper towel and sanitary disposal receptacles.

         Remove waste paper and refuse.

         Refill tissue holders, soap dispensers, towel dispensers, vending sanitary dispensers; materials to be furnished by Landlord.

         A sanitizing solution will be used in all lavatory cleaning.

Monthly:

         Machine scrub lavatory floors.

         Wash all partitions and tile walls in lavatories.

B.       Main Lobby, Elevators, Building Exterior and Corridors

Daily:   (Monday through Friday, inclusive, holidays excepted.)

         Sweep and wash all floors. (Buff both main public lobby floors.)

         Wash all rubber mats.

         Clean elevators, wash or vacuum floors, wipe down walls and doors.

         Spot clean any metal work inside lobby.

         Spot clean any metal work surrounding Building Entrance doors.

Weekly:

         All resilient tile floors in public areas to be treated equivalent to spray buffing.

C.       Window Cleaning

         Windows of exterior walls will be washed semiannually.

D. Tenant requiring services in excess of those described above shall request same through Landlord, at Tenant's expense.

II.      HEATING, VENTILATING, AIR CONDITIONING

A. Landlord shall furnish space heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation, daily from 8:00 a.m. to 6:00 p.m. (Saturdays to 1:00 p.m.), Sundays and holidays excepted.

After hours heating, venting and air conditioning to be billed to tenant at cost, including reasonable cost and management expense.

B. The air conditioning system is based upon an occupancy of not more than one person per 150 square feet of floor area, and upon a combined fighting and standard electrical load not to exceed 2.5 watts per square foot of usable area. In the event Tenant exceeds this condition or introduces onto the Premises equipment which overloads the system, and/or in any other way causes the system not adequately to perform their proper functions, supplementary systems may at Landlord's option be provided by Landlord at Tenant's expense, and Tenant shall reimburse Landlord in such an amount as will compensate it for the cost incurred by it in operating such supplementary systems.

III.     WATER

A. Cold water at temperatures supplied by the local utility water mains for drinking, lavatory, kitchen, restaurant and toilet purposes and hot water for lavatory purposes only from regular building supply at prevailing temperatures; provided however, that Landlord may, at its expense, install a meter or meters to measure the water supplied to any kitchen (including dishwashing) and restaurant areas in the Premises, in which case Tenant shall upon Landlord's request reimburse Landlord for the cost of the water (including heating thereof) consumed in such areas and the sewer use charge resulting therefrom.

IV.      ELEVATORS

A. The passenger elevator system shall be in automatic operation and available to Tenant at all times. Use of the elevators for service purposes will have to be scheduled with the Landlord and coordinated with the needs of the other tenants.

V.       ELECTRICAL SERVICES

Tenant shall pay for all electricity consumed on the Premises.

                                    EXHIBIT D

                                   FLOOR PLAN

                       Attached to and made part of Lease
                                     Between
                                Koll Bren Fund V
                                       and
                             eROOM TECHNOLOGY, INC.




[INSERT FLOOR DIAGRAMS]

                                    EXHIBIT E

                     REQUIRED TENANT WORK GENERAL CONDITIONS

                       Attached to and made part of Lease
                                     Between
                                Koll Bren Fund V
                                       and
                             eROOM TECHNOLOGY, INC.

The following General Conditions are promulgated pursuant to Section 3.1 of the Lease ("Lease").

1.       DEFINITIONS

1.1      Building: 725 Concord Avenue, Cambridge, Massachusetts

1.1 Consultant: Any architectural, engineering, or design consultant engaged by a Tenant in connection with Tenant Work.

1.3 Contractor: Any Contractor engaged by a Tenant of the Building for the performance of any Tenant Work, and any Subcontractor employed by any such Contractor.

1.4 Plans: AU architectural, electrical and mechanical construction drawings and specifications required for the proper-construction of the Tenant Work.

1.5 Regular Business Hours: Monday through Friday, 9:00 a.m. through 5:00 P.M., holidays excluded.

1.6 Construction Coordinator: Such individual or organization as Landlord may designate from time to time.

1.7 Senior Tenant Design Coordinator: Such individual as Landlord may designate from time to time.

1.8      Tenant: Any occupant of the Building.

1.9 Tenant Work: Any alterations, improvements, additions, repairs or installations in the Building performed by or on behalf of any Tenant.

1.10 Tradesperson: Any employee (including, without limitation, any mechanic, laborer, or Tradesperson) employed by a Contractor performing Tenant Work.

2.       GENERAL

2.1 All Tenant Work shall be performed in accordance with these General Conditions and the applicable provisions of the Lease.

2.2 The provisions of these General Conditions shall be incorporated in all agreements governing the performance of all Tenant Work, including, without limitation, any agreements governing services to be rendered by each Contractor and Consultant.

3.       PRE-CONSTRUCTION NOTIFICATION AND APPROVALS

3.1      Approval to Commence Work

         a. Tenant shall submit to Construction Coordinator, for the approval of Retail Construction Coordinator, the names of all prospective Contractors prior to issuing any bid packages to such Contractors.

         b. No Tenant Work shall be undertaken by any Contractor or Tradesperson unless and until all the matters set forth in
                  Article 3.2 below have been received for the Tenant Work in question and unless Construction Coordinator has approved the matters set forth in Article 3.2 below.

3.2 No Tenant Work shall be performed unless, at least three days before any Tenant Work is to begin, all of the following has been provided to the Construction Coordinator and approved. In the event that Tenant proposes to change any of the following, the Construction Coordinator shall be immediately notified of such change and such change shall be subject to the approval of the Construction Coordinator.

         a. Schedule for the work, indicating start and completion dates, any phasing and special working hours, and also a list of anticipated shutdown of building systems.

         b. List of all Contractors and Subcontractors, including addresses, telephone numbers, trades employed, and the union affiliation of each Contractor and Subcontractor.

         c.       Names and telephone numbers of the supervisors of the work.

         d. Copies of all necessary governmental permits, licenses and approvals.

         e. Proof of current insurance, to the limits set out in Exhibit A to these General Conditions, naming Landlord and Construction Coordinator as an additional insured party.

         f. Notice of the involvement of any Contractor in any ongoing or threatened labor dispute.

         g. Payment, Performance and Lien Bonds from sureties acceptable to Landlord, in form acceptable to Landlord, naming Landlord as an additional obligee.

         h. Evidence that Tenant has made provision for either written waivers of lien from all Contractors and suppliers of material, or other appropriate protective measures approved by Landlord.

3.3      Reporting Incidents

All accidents, disturbances, labor disputes or threats thereof, and other noteworthy events pertaining to the Building or the Tenant's property shall be reported immediately to the Construction Coordinator. A written report must follow within 24 hours.

4.       CONSTRUCTION SCHEDULE

4.1      Coordination

         a. All Tenant Work shall be carried out expeditiously and with minimum disturbance and disruption to the operation of the Building and without causing discomfort, inconvenience, or annoyance to any of the other tenants or occupants of the Building or the public at large.

         b. All schedules for the performance of construction, including materials deliveries, must be coordinated through the Construction Coordinator. The Construction Coordinator shall have the right, without incurring any liability to any Tenant, to stop activities and/or to require rescheduling of Tenant Work based upon adverse impact on the tenants or occupants of the Building or on the maintenance or operation of the Building.

         c. If any Tenant Work requires the shutdown of risers and mains for electrical, mechanical, sprinklers and plumbing work, such work shall be supervised by a representative of Landlord. No Tenant Work will be performed in the Buildings mechanical or electrical equipment rooms without both Landlord's prior approval and the supervision of a representative of Landlord, the cost of which shall be reimbursed by the Tenant.

4.2      Time Restrictions

         a. Subject to Paragraph 4.1 of these General Conditions, general construction work will generally be permitted during Regular Business Hours.

         b. Tenant shall provide the Construction Coordinator with at least twenty-four (24) hours notice before proceeding with Special Work, as hereinafter defined, and such Special Work will be permitted only at times agreed to by the Building Manager during periods outside of Regular Business Hours. Tenant shall pay for all additional supervisory and other premium costs incurred by Landlord as the result of any such Special Work. "Special Work" shall be defined as the following operations:

                  (1)      All utility disruptions, shutoffs and turnovers;

                  (2) Activities involving high levels of noise, including demolition, coring, drilling and ramsetting;

                  (3) Activities resulting in excessive dust or odors, including demolition and spray painting; and

                  (4) Any other work which Tenant proposes to perform outside of Regular Business Hours.

         c. If coordination, labor disputes or other circumstances require, the Construction Coordinator may change the hours during which regular construction work can be scheduled and/or restrict or refuse entry to and exit from the Building by any Contractor.

5.       CONTRACTOR PERSONNEL

5.1      Work in Harmony

         a. All Contractors shall be responsible for employing skilled and competent personnel and suppliers who shall abide by the Supplemental Conditions herein set forth as amended from time to time by Landlord.

         b. No Tenant shall at any time, either directly or indirectly, employ, permit the employment, or continue the employment of any Contractor if such employment or continued employment will or does interfere or cause any labor disharmony, coordination difficulty, delay or conflict with any other contractors engaged in construction work in or about the Building.

         c. Should a work stoppage or other action occur anywhere in or about the Building as a result of the presence, anywhere in the Building, of a Contractor engaged directly or indirectly by a Tenant, or should such Contractor be deemed by Landlord to have violated by applicable rules or regulations, then upon twelve hours written notice, Landlord may, without incurring any liability to Tenant or said contractor, require any such Contractor to vacate the premises demised by such Tenant and the Building, and to cease all further construction work therein.

         d. Tenant agrees that all Tenant Work shall be performed by Contractors employing Union labor only. The failure of Landlord or the Retail Construction Coordinator to disapprove a proposed contractor which is, in fact, a Contractor not employing Union labor, shall not constitute a waiver by Landlord of this provision since Landlord and the Retail Construction Coordinator may be unable to determine readily whether a proposed contractor employs such labor.

         e. In the employment of all workmen by any Contractor, working arrangements generally accepted and prevailing on so-called Union jobs in the Boston area shall be complied with.

         f. Tenant shall use, and Tenant shall require the Contractor to use his best efforts to prevent work stoppages on the Premises, or elsewhere in the Building, to the extent attributable to work being performed on the Premises, irrespective of the reason for any such stoppage, in recognition of the fact that it is of the utmost importance to Landlord and all those occupying space in the Building that there be no interruption in the progress of the work. Tenant's agreement to utilize one hundred percent (100%) Union labor in Tenant's work, and its performance of such obligation, shall not be treated as, by the fact, compliance with this requirement.

5.2      Conduct

         a. Tradespersons shall wear clothing suitable for their work and shall remain fully attired at all times. All Contractors will be responsible for their Tradespersons' proper behavior and conduct.

         b. The Construction Coordinator reserves the right to remove anyone who, or any Contractor which is causing a disturbance to any Tenant or Occupant of the Building or any other person using or servicing the Building; is interfering with the work of others; or is in any other way displaying conduct or performance not compatible with the Landlord's standards. Tenant shall exonerate, indemnify and hold Landlord and the Construction Coordinator harmless from any loss, cost, damages, or liability incurred by reason of compliance with any such demand.

5.3      Access

         a. All Contractors and Tradespersons shall contact the Construction Coordinator prior to commencing work, to confirm work location and Building access, including elevator usage and times of operation. Access to the Building before and after Regular Business Hours or any other hours designated from time to time by the Building Manager and all day on weekends and holidays will only be provided when twenty-four
                  (24) hours advance notice is given to the Construction Coordinator.

         b. No Contractor or Tradesperson will be permitted to enter any private or public space in the Building except through entrances designated by the Construction Coordinator.

5.4      Parking

Parking is not allowed in or near truck docks, in handicapped or fire access lanes, or any private ways in or surrounding the property. Vehicles so parked will be towed at the expense of the Tenant who has engaged the Contractor for whom the Owner of such vehicle is employed.

6.       BUILDING MATERIALS

6.1      Delivery

         a. All deliveries of construction materials shall be made at the predetermined times approved by the Construction Coordinator and shall be effected safely and expeditiously only at the location determined by the Construction Coordinator.

         b. Tenant shall give the Construction Coordinator at least twenty-four (24) hours notice of deliveries of any materials in the Building.

6.2      Transportation in Building

         a. Distribution of materials from delivery point to the work area in the Building shall be accomplished with the least disruption to the operation of the Building possible. Elevators will be assigned for material delivery and will be controlled by the Construction Coordinator.

         b. Contractors shall provide adequate protection to all carpets, wall surfaces, doors and trim in all public areas through which materials are transported. Contractors shall continuously clean all such areas. Protective measures shall include runners over carpet, padding in elevators and any other measures determined by the Construction Coordinator.

         c. Any damage caused to the Building through the movement of construction materials or otherwise shall be the responsibility of Tenant who has engaged the Contractor involved. Charges for such damage will be submitted by the Landlord directly to the Tenant.

6.3      Storage and Placement

         a. All construction materials shall be stored only in the premises where they are to be installed. No storage of materials will be permitted in any public areas, loading docks or corridors leading to the premises.

         b. No flammable, toxic, or otherwise hazardous materials may be brought in or about the Building unless: (i) authorized by the Construction Coordinator, (ii) all applicable laws, ordinances, rules and regulations are complied with, and (iii) all necessary permits have been obtained. All necessary precautions shall be taken by the Contractor handling such materials against damage or injury caused by such materials.

         c. All materials required for the construction of the premises must conform with the plans and specifications approved by Landlord, and must be installed in the locations shown on the drawings approved by the Landlord.

         d. All work shall be subject to reasonable supervision and inspection by a representative of Landlord.

         e. No alterations to approved plans will be made without prior knowledge and approval of the Senior Tenant Design Coordinator. Such changes shall be documented on the as built drawings required to be delivered to Landlord pursuant to Paragraph 10 of these General Conditions. At the time that such changes are prepared by the Tenant and approved by Landlord, Tenant shall submit such approved changes to the Construction Coordinator. At the time that any shop drawing is approved by the Senior Tenant Design Coordinator, Tenant shall submit such approved shop drawings to the Construction Coordinator.

         f. All protective devices (e.g., temporary enclosures and partitions) and materials, as well as their placement, must be approved by the Construction Coordinator.

         g. It is the responsibility of Contractors to ensure that the temporary placement of materials does not impose a hazard to the Building or its occupants, either through overloading, or interference with Building systems, access, egress or in any other manner whatsoever.

         h. All existing and/or new openings made through the floor slab for piping, cabling, etc. must be fire-stopped in accordance with applicable codes. All holes in the floor slab at abandoned floor outlets, etc. will be filled with solid concrete.

6.4      Salvage and Waste Removal

         a. All rubbish, waste and debris shall be neatly and cleanly removed from the Building by Contractors daily and placed in a trash container designated by the Construction Coordinator, unless otherwise approved by the Construction Coordinator. For any demolition and debris, each Contractor must make arrangements with the Construction Coordinator for the scheduling and location of an additional dumpster to be supplied at the cost of the Tenant engaging such Contractor. Where, in the opinion of the Construction Coordinator, such arrangements are not practical, such Contractors will make alternative arrangements for removal at the cost of the Tenants engaging such Contractors.

         b. Toxic or flammable waste is to be properly removed daily and disposed of in full accordance with all applicable laws, ordinances, rules and regulations.

         c. Contractors shall, prior to removing any item from the Building, notify the Construction Coordinator that it intends to remove such item. At the election of Construction Coordinator, Contractors shall deliver any such items to the Construction Coordinator. Such items will be delivered, without cost, to an area designated by the Construction Coordinator which area shall be within the Building or the complex in which the Building is located.

7.       PAYMENT OF CONTRACTORS

Tenant shall promptly pay the cost of all Tenant Work so that Tenant's premises and the Building shall be free of liens for labor or materials. If any mechanic's hen is filed against the Building or any part thereof which is claimed to be attributable to the Tenant, its agents, employees or contractors, Tenant shall give immediate notice of such lien to the Landlord and shall promptly discharge the same by payment or filing any necessary bond within ten
(10) days after Tenant has first notice of such mechanic's lien.

8.       CONTRACTOR'S INSURANCE

Prior to commencing any Tenant Work, and throughout the performance of the Tenant Work, each Contractor shall obtain and maintain insurance in accordance with Exhibit A attached hereto. Each Contractor shall, prior to making entry into the Building, provide Landlord with certificates that such insurance is in full force and effect.

9.       SUBMISSIONS UPON COMPLETION

a. Upon completion of any Tenant Work and prior to taking occupancy, Tenant shall submit to Landlord a permanent Certificate of Occupancy and final approval of any other governmental agencies having jurisdiction.

b. Tenant shall submit to the Senior Tenant Design Coordinator a final "as-build" set of drawings showing all items of the work in full detail as required in the Tenant Design Criteria Manual.

10.      ADJUSTMENTS OF REGULATIONS

In accordance with Section 5.4 of the Lease, Landlord has the right to cancel or amend these General Conditions.

11.      CONFLICT BETWEEN RULES AND REGULATIONS AND LEASE

In the event of any conflict between the Lease and these General Conditions, the term of the Lease shall control.

                                    EXHIBIT A

                                       TO

                     REQUIRED TENANT WORK GENERAL CONDITIONS

                     INSURANCE REQUIREMENTS FOR CONTRACTORS



When Tenant Work is to be done by Contractors in the Building, the Tenant authorizing such work shall be responsible for including in the contract for such work the following insurance and indemnity requirements to the extent that they are applicable. Insurance certificates must be received prior to construction. Landlord and the Construction Coordinator shall be name as an additional insured party on all certificates.

INSURANCE

Each Contractor and each Subcontractor shall, until the completion of the Tenant Work in question, procure and maintain at its expense, the following insurance coverages with companies acceptable to Landlord in the following minimum limits:

Worker's Compensation
(including coverage for Occupational Disease)

Limit of Liability

Worker's Compensation -- As required by law
Employees Liability

Comprehensive General Liability
(including Broad Form Comprehensive Liability Endorsement, Contractual Liability assumed by the Contractor and the Tenant under Article 5.7 of the Lease and Completed Operations coverage)

                               Limit of Liability

Bodily Injury & Property Damage
$5,000,000 combined single limit

Comprehensive Automobile Liability
(including coverage for Hired and Non-owned Automobiles)

Limit of Liability
Bodily Injury & Property Damage
$5,000,000 per occurrence

INDEMNITY

Each Contractor shall indemnify, defend with counsel acceptable to Landlord, and hold Landlord and Landlord's agents from and against any claims, losses, and damages arising out of the work performed by such Contractor, unless such claim, loss or damage arises from the negligence or willful misconduct of Landlord or its agents.

                                    EXHIBIT F

                               FIXED RENT EXHIBIT

                                eRoom Technology
                      Third Amendment Restatement of Lease
                                  Rent Schedule

------------------------------------------------------------------------------------------------------------------------------------
From     To        $psf    $ per mo.   $psf    $ per mo.   $psf     $ per mo.  $psf    $ per mo.   $psf     $ per mo.   Rent
------------------------------------------------------------------------------------------------------------------------------------
4/1/99   10/31/99  $25.50  $22,342.25                                                                                   $ 22,342.25
------------------------------------------------------------------------------------------------------------------------------------
11/1/99  2/29/00   $25.50  $22,342.25  $30.00  $28,260.00                                                               $ 50,602.25
------------------------------------------------------------------------------------------------------------------------------------
3/1/00   3/31/00   $25.50  $22,342.25  $30.00  $28,260.00  $33.00   $4,458.75                                           $ 54,961.00
------------------------------------------------------------------------------------------------------------------------------------
4/1/00   6/30/00   $26.00  $22,780.33  $30.00  $28,260.00  $33.00   $4,358.75                                           $ 55,399.08
------------------------------------------------------------------------------------------------------------------------------------
7/1/00   8/31/00   $26.00  $22,780.33  $30.00  $28,260.00  $33.00   $4,358.75  $35.00  $30,085.00                       $ 85,464.08
------------------------------------------------------------------------------------------------------------------------------------
9/1/00   10/31/00  $26.00  $22,780.33  $30.00  $28,260.00  $33.00   $4,358.75  $35.00  $30,065.00  $35.00   $16,359.58  $101,823.67
------------------------------------------------------------------------------------------------------------------------------------
11/1/00  3/31/01   $26.00  $22,780.33  $30.50  $28,731.00  $33.00   $4,358.75  $35.00  $30,065.00  $35.00   $16,359.58  $102,294.67
------------------------------------------------------------------------------------------------------------------------------------
4/1/01   10/31/01  $28.00  $24,532.67  $30.50  $28,731.00  $33.00   $4,358.75  $35.00  $30,065.00  $35.00   $16,359.58  $104,047.00
------------------------------------------------------------------------------------------------------------------------------------
11/1/01  3/31/02   $28.00  $24,532.67  $31.00  $29,202.00  $33.00   $4,358.75  $35.00  $30,065.00  $35.00   $16,359.58  $104,518.00
------------------------------------------------------------------------------------------------------------------------------------
4/1/02   10/31/02  $31.00  $27,161.17  $31.00  $29,202.00  $33.00   $4,358.75  $35.00  $30,065.00  $35.00   $16,359.58  $107,146.50
------------------------------------------------------------------------------------------------------------------------------------
11/1/02  10/31/03  $31.00  $27,161.17  $31.50  $29,673.00  $33.00   $4,358.75  $35.00  $30,065.00  $35.00   $16,359.58  $107,617.50
------------------------------------------------------------------------------------------------------------------------------------
11/1/03  3/31/04   $31.00  $27,161.17  $32.00  $30,144.00  $33.00   $4,358.75  $35.00  $30,065.00  $35.00   $16,359.58  $108,088.50
------------------------------------------------------------------------------------------------------------------------------------
4/1/04   10/31/04  $32.00  $28,037.33  $32.00  $30,144.00  $33.00   $4,358.75  $35.00  $30,065.00  $35.00   $16,359.58  $108,964.67
------------------------------------------------------------------------------------------------------------------------------------
11/1/04  6/30/05   $35.00  $30,665.83  $35.00  $32,970.00  $35.00   $4,622.92  $35.00  $30,065.00  $35.00   $16,359.58  $114,683.33
------------------------------------------------------------------------------------------------------------------------------------